UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ELLIE MAE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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4420 ROSEWOOD DRIVE
PLEASANTON, CALIFORNIA 94588
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2017
To the Stockholders of Ellie Mae, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“2017 Annual Meeting”) of Ellie Mae, Inc., a Delaware corporation (the “Company”), will be held on May 17, 2017, at 10:00 a.m., local time, at the Company’s headquarters at 4420 Rosewood Drive, Pleasanton, California 94588, for the following purposes:

1.
To elect to the Company’s Board of Directors (the “Board”) four Class III directors to hold office until our 2020 annual meeting of stockholders or until their successors are elected. The Board intends to present for election the following four nominees: Karen Blasing, Jonathan Corr, Robert J. Levin and Jeb S. Spencer;

2.	To ratify the selection, by the audit committee of the Board, of Grant Thornton LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017;

3.	To vote to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2016 as set forth in this proxy statement;
4. To consider a stockholder proposal, if properly presented at the meeting, requesting that the Company take action to declassify the Board; and

5.	To transact such other business as may properly come before the 2017 Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice (the “Proxy Statement”). Only stockholders who owned our common stock at the close of business on March 22, 2017 can vote at this meeting or any adjournments that take place.
Our Board recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement, FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in Proposal No. 3 of the Proxy Statement, and AGAINST Proposal No. 4, the stockholder proposal requesting that the Company take action to declassify the Board.
For our 2017 Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report to Stockholders, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the 2017 Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or email copy of the Proxy Statement, our annual report to stockholders and a form of proxy relating to the 2017 Annual Meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.
You are cordially invited to attend the 2017 Annual Meeting, but whether or not you expect to attend in person, you are urged to vote and submit your proxy by following the voting procedures described in the Notice of Internet Availability of Proxy Materials or on the proxy card.

By Order of the Board of Directors

Brian Brown
Executive Vice President, General Counsel and Secretary

Pleasanton, California
April 6, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDER MEETING
TO BE HELD ON MAY 17, 2017:
The Notice of Internet Availability of Proxy Materials, Notice of Meeting and
Proxy Statement are available free of charge at: www.proxyvote.com

-i-

4420 Rosewood Drive
Pleasanton, California 94588
PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
May 17, 2017
The Board of Directors of Ellie Mae, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 17, 2017, at 10:00 a.m., local time, and any adjournment or postponement of that meeting (the “2017 Annual Meeting”). The 2017 Annual Meeting will be held at the Company’s headquarters at 4420 Rosewood Drive, Pleasanton, California 94588.
We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Accordingly, on or about April 6, 2017, we are making this Proxy Statement and the accompanying Proxy Card, Notice of Annual Meeting of Stockholders and Annual Report to Stockholders available on the Internet and mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of March 22, 2017 (the “Record Date”). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notices. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to mail this Proxy Statement, together with the accompanying Proxy Card, to those stockholders entitled to vote at the 2017 Annual Meeting who have properly requested paper copies of such materials within three business days of request.
The only voting securities of Ellie Mae, Inc. are shares of common stock, par value $0.0001 per share (the “common stock”), of which there were 33,931,758 shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the 2017 Annual Meeting.
In this Proxy Statement, we refer to Ellie Mae, Inc. as the “Company,” “Ellie Mae,” “we” or “us” and our Board of Directors as the “Board.” When we refer to Ellie Mae’s fiscal year, we mean the twelve-month period ending December 31 of the stated year.
The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the 2016 fiscal year, accompanies this Proxy Statement. You also may obtain a paper copy of the Company’s Annual Report on Form 10-K for fiscal 2016 that was filed with the Securities and Exchange Commission (the “SEC”) by writing to our Secretary at the above address. The Company’s Annual Report on Form 10-K is also available in the “Financial Information” section of our website at https://www.elliemae.com/annual-report/ and at the SEC’s website at www.sec.gov.

THE PROXY PROCESS AND STOCKHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Who can vote at the 2017 Annual Meeting?
Only stockholders of record at the close of business on March 22, 2017 will be entitled to vote at the 2017 Annual Meeting. At the close of business on the Record Date, there were 33,931,758 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on March 22, 2017, you hold your shares in your own name as a stockholder of record (i.e., your shares were registered directly in your name with Wells Fargo Shareowner Services, our transfer agent), you may vote your shares either by proxy or in person at the meeting. Voting by proxy will not affect your right to vote your shares in person—by voting in person you automatically revoke your previously voted proxy. Whether or not you plan to attend the 2017 Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If on March 22, 2017, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2017 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the 2017 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the 2017 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote FOR:

•	the election to our Board of the four Class III director nominees named in this Proxy Statement to hold office until our 2020 annual meeting of stockholders;

•	the ratification of the selection, by the audit committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the 2017 fiscal year; and

•	the approval, on a non-binding advisory basis, of the compensation of our named executive officers for the fiscal year ended December 31, 2016, as set forth in this Proxy Statement.
You are being asked to vote AGAINST:

•	the stockholder proposal related to the declassification of the Board.
In addition, you are entitled to vote on any other matters that are properly brought before the 2017 Annual Meeting.

How do I vote?
You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.
Regarding the election of directors, you may either vote “FOR” each of the four nominees or you may “WITHHOLD” your vote for any nominee you specify. Regarding the ratification of the selection of the Company’s independent auditors, the non-binding advisory vote to approve the compensation of our named executive officers for fiscal 2016 and the stockholder proposal requesting that the Company take action to declassify the Board, you may vote “FOR” or “AGAINST” or "ABSTAIN" from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may (i) vote in person at the 2017 Annual Meeting, (ii) vote by proxy over the Internet, or (iii) if you properly request and receive a proxy card by mail or email, vote by signing, dating and returning the proxy card or by telephone. Whether or not you plan to attend the 2017 Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the 2017 Annual Meeting, you may still attend the 2017 Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the 2017 Annual Meeting and we will give you a ballot when you arrive. Please bring a valid form of identification, such as a valid driver’s license or passport.

•
To vote by proxy over the Internet, follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. The Internet voting procedures comply with Delaware law.

•	To vote by telephone, if you properly requested and received a proxy card by mail or email, you may vote by proxy by calling the toll free number found on the proxy card.

•
To vote by mail, if you properly requested and received a proxy card by mail or email, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2017 Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the 2017 Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent and present a valid form of identification. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or email and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name,” as applicable) returns one proxy card to Broadridge on behalf of all its clients.
How are votes counted (i.e. What is the voting requirement to approve each of the proposals and how are abstentions and broker non-votes treated)?
The vote required and methods of calculation for the proposals to be considered at the 2017 Annual Meeting are as follows:
Proposal No. 1 Election of directors. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. You may vote either “for” or “withhold” your vote for the director nominees. A properly executed proxy marked “withhold” with respect to the election of certain or all of the directors will not be voted with respect to such directors and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.
The nominees receiving the highest number of affirmative votes of the holders of shares of outstanding stock entitled to vote and present at the meeting, either in person or by proxy, will be elected as the Class III directors identified herein.
Proposal No. 2 Ratification of the appointment of Grant Thornton LLP. If a quorum is present, for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2017 fiscal year, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote “for,” “against,” or “abstain” from the voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and your abstention will have the same effect as a vote against this proposal.
Proposal No. 2 requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the 2017 Annual Meeting.
Proposal No. 3 Advisory vote to approve named executive officer compensation. If a quorum is present, to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers for the 2016 fiscal year, you may vote “for” or “against” or “abstain” from voting on this proposal. If you choose to “abstain” from voting the shares represented will be counted as present for the purpose of determining a quorum, and will have the effect of a vote “against” this proposal.
Proposal No. 3 requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the 2017 Annual Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal No. 4 Stockholder Proposal requesting that the Company take action to declassify the Board. If a quorum is present, to vote to approve the stockholder proposal requesting that the Company take action to declassify the Board, you may vote “for” or “against” or “abstain” from voting on this proposal. If you choose to “abstain” from voting the shares represented will be counted as present for the purpose of determining a quorum, and will have the effect of a vote “against” the proposal.
Proposal No. 4 requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the 2017 Annual Meeting. Because the proposal is precatory, it is advisory in nature and will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions on this subject.

If you vote your shares without providing specific instructions, your shares will be voted in accordance with the recommendations of the Board.
Brokers who hold shares for the accounts of their clients (that is, in “street name”) may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. If your shares are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on Proposal No. 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to Proposal Nos. 1, 3, or 4, the broker cannot exercise discretion to vote on those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. “Broker non-votes” will be considered present at the 2017 Annual Meeting and will be counted towards determining whether or not a quorum is present. In order to minimize the number of broker non-votes, please instruct your bank or broker so your vote can be counted.
A summary of the voting provisions, provided a valid quorum is present or represented at the 2017 Annual Meeting, for the above matters is as follows:

Proposal No.	Vote	Director Recommendation	Routine or Non-routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes (Uninstructed Shares)
1.	Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact
2.	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	Broker has the discretion to vote
3.	Advisory, non-binding approval of compensation of named executive officers	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	No impact
4.	Approval of stockholder proposal related to the declassification of the Board	AGAINST	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	No impact
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 22, 2017.
Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of the Record Date. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the 2017 Annual Meeting.
How do I vote via Internet or telephone?
You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. If you properly request and receive printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges, as applicable, for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on May 16, 2017. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the 2017 Annual Meeting.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the four nominees for director, “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm, “FOR” the approval, on an advisory basis, of named executive officer compensation and “AGAINST” the stockholder proposal requesting that the Company take action to declassify the Board. If any other matter is properly presented at the 2017 Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to mailing proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or proxy card that you receive by mail or email pursuant to your request, which include voting over the Internet, by telephone or by signing, dating and returning any of such proxy cards.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the 2017 Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy over the Internet, by telephone or by mail with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.

•
You may attend the 2017 Annual Meeting and vote in person. Simply attending the 2017 Annual Meeting will not, by itself, revoke your proxy. See page 2 of this Proxy Statement under the caption “Stockholder of Record: Shares Registered in Your Name” for additional information.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in our proxy materials for next year’s annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by December 7, 2017, to our Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
In addition, our Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement. Such proposals, including the information required by our Bylaws, must be received by our Secretary no earlier than January 17, 2018 and no later than February 16, 2018.
If the date of the 2018 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2017 Annual Meeting, you must give notice not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the annual meeting date is first made. A stockholders notice to the Company must set forth, as to each matter the stockholder proposes to bring before an annual meeting, the information required by our Bylaws. Our Bylaws have been publicly filed with the SEC.
If you fail to give notice of a stockholder proposal as required by our Bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2018 annual meeting of stockholders and you will not be permitted to present the proposal to the stockholders for a vote at our 2018 annual meeting of stockholders. For information about director nominations by our stockholders, see “Stockholder Recommendations and Nominations for Membership on our Board of Directors” below.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the 2017 Annual Meeting. On the Record Date, there were 33,931,758 shares outstanding and entitled to vote. Accordingly, 16,965,880 shares must be represented by stockholders present at the 2017 Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the 2017 Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the 2017 Annual Meeting or a majority in voting power of the stockholders entitled to vote at the 2017 Annual Meeting, present in person or represented by proxy, may adjourn the 2017 Annual Meeting to another time or place.

How can I find out the results of the voting at the 2017 Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the 2017 Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
What is householding?
Householding is a procedure approved by the SEC that provides for the delivery of only one copy of our proxy materials to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies. This procedure is known as “householding” and is intended to reduce our printing costs and postage fees.
Stockholders who participate in householding will continue to receive separate proxy cards or Notices of Internet Availability.
We will promptly deliver, upon request, separate copies of the proxy statement and annual report to any stockholder residing at an address at which only one copy was mailed. And we will remove your name from the householding program within 30 days of receiving your request. Requests should be addressed to Investor Relations at our principal executive offices. If you are eligible for householding, but you and other stockholders of record currently receive multiple copies of these proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge, either by calling toll-free at: 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies, or you may contact Broadridge, either by calling toll-free at: 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Company’s Amended and Restated Certificate of Incorporation provides that the Board shall be divided into three classes, with the directors in each class having a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The Board currently consists of eleven directors, divided into the following three classes:

•	Class I directors: Sigmund Anderman, Craig Davis, Frank Schultz and Rajat Taneja, whose current terms will expire at the annual meeting of stockholders to be held in 2018;

•	Class II directors: Carl Buccellato, A. Barr Dolan and Marina Levinson, whose current terms will expire at the at the annual meeting of stockholders to be held in 2019; and

•	Class III directors: Karen Blasing, Jonathan Corr, Robert J. Levin and Jeb S. Spencer, whose current terms will expire at the 2017 Annual Meeting.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
Ms. Blasing and Messrs. Corr, Levin and Spencer have been nominated to serve as Class III directors and have each agreed to stand for election. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF EACH NAMED NOMINEE.

The following table sets forth, for our current directors who will continue in office after the 2017 Annual Meeting, information with respect to their ages and position/office held with the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class III Nominees for Election at the 2017 Annual Meeting
Karen Blasing (1)	60	Director	2015
Jonathan Corr	50	President, Chief Executive Officer and Director	2015
Robert J. Levin (1)(3)(5)	61	Director	2009
Jeb S. Spencer (4)	48	Director	2011

Class I Directors Whose Terms Expire at the 2018 Annual Meeting of Stockholders
Sigmund Anderman	75	Director and Executive Chairman	1997
Craig Davis (2)(3)	65	Director	2004
Frank Schultz (3)	78	Director	2000
Rajat Taneja (5)	52	Director	2015

Class II Directors Whose Terms Expire at the 2019 Annual Meeting of Stockholders
Carl Buccellato (2)(4)	74	Director	1997
A. Barr Dolan (2)(4)	67	Director	2005
Marina Levinson (1)(5)	58	Director	2014

(1)	Member of the audit committee of the Board.
(2)	Member of the compensation committee of the Board.
(3)	Member of the nominating and corporate governance committee of the Board.
(4)	Member of the mergers and acquisitions committee of the Board.
(5)	Member of the technology and cybersecurity committee of the Board.
Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the 2017 Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2020 Annual Meeting of Stockholders
Karen Blasing has served on the Board since June 2015 and will chair our mergers and acquisitions committee following the 2017 Annual Meeting. Ms. Blasing served as the chief financial officer of Guidewire Software, Inc. from 2009 to March 2015. Prior to 2009, Ms. Blasing served as the chief financial officer for Force 10 Networks and the Senior Vice President of Finance for salesforce.com, inc. She also served as chief financial officer for Nuance Communications, Inc. and Counterpane Internet Security, Inc., and held senior finance roles for Informix (now IBM Informix) and Oracle Corporation. Ms. Blasing is a member of the board of directors of certain private companies which include Zscaler, Inc., LogRhythm and MetricStream. She is also the chair of the audit committee of the board of directors of Zscaler, Inc. Ms. Blasing holds a Bachelor of Arts degree in Economics and a Bachelor of Arts degree in Business Administration from the University of Montana and a Master of Business Administration degree from the University of Washington. The Board has concluded that Ms. Blasing should serve on the Board based on her financial leadership and experience at numerous SaaS and enterprise software companies.
Jonathan Corr, our chief executive officer since February 2015 and president since February 2013, has served on the Board since February 2015. Previously, Mr. Corr served as our chief operating officer from November 2011 to February 2015, executive vice president and chief strategy officer from November 2009 to November 2011, as chief strategy officer from August 2005 to November 2009 and as the Company’s senior vice president of product management from October 2002 to August 2005. Prior to joining the Company, Mr. Corr served in executive and management positions at PeopleSoft, Inc., Netscape Communications Corporation and Kana/Broadbase Software/Rubric, a number of software companies that combined through acquisition. The Board has concluded Mr. Corr should serve on the Board based on his leadership experience, deep knowledge of our Company, and strategic mortgage industry and mortgage industry technology knowledge.
Robert J. Levin has served on the Board since August 2009 and chairs our audit committee. From March 2009 to the present, Mr. Levin has been a consultant. From August 2008 to February 2009, Mr. Levin was a senior advisor to Fannie Mae. From May 1981 to August 2008, Mr. Levin served in a variety of executive positions at Fannie Mae, including serving as chief business officer from January 2006 to August 2008, interim chief financial officer from December 2004 to December 2005 and executive vice president for housing and community development from August 1998 to December 2004. Mr. Levin currently serves as a member of the board of trustees for Morehouse College and the Bladder Cancer Advocacy Network. Mr. Levin holds a Bachelor of Arts degree in Economics from the University of North Carolina at Chapel Hill and a Master of Business Administration degree from the University of Chicago. The Board has concluded that Mr. Levin should serve on the Board based on his extensive experience as a key executive for many years, serving a variety of functions for Fannie Mae, the largest investor in residential mortgages in the United States.
Jeb S. Spencer has served on the Board since August 2011 and currently chairs our mergers and acquisitions committee. From September 2006 to the present, Mr. Spencer has served as a managing partner of TVC Capital, a private equity and venture capital firm, of which he is a co-founder. From September 2002 to April 2005, Mr. Spencer served as chief executive officer of Del Mar DataTrac, a mortgage lending automation solutions company, and as its chairman of the board of directors from 2002 to 2005 and from 2008 to 2011. From December 1999 to April 2001, Mr. Spencer served as president and a member of the board of directors of Backwire.com, Inc., an Internet publishing company, of which he was a co-founder. Mr. Spencer was chairman of the board of directors of Accordent Technologies, a video content management company. Mr. Spencer is a member of the board of directors of several private companies, including Centage Corporation, Edgewave, Inc., Docupace Technologies Inc., LocationSmart, Inc., MediaPlatform Inc., HALO Business Intelligence Inc., Levels Beyond, Inc. and ReverseVision, Inc. Mr. Spencer holds a Bachelor of Arts degree in Political Science from Boston College and a Master of Business Administration degree from Harvard University. The Board has concluded that Mr. Spencer should serve on the Board based on his extensive background in the software industry and his significant experience advising and serving on the boards of directors of many start-up and high growth companies, including companies in the mortgage and software industries.
Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders
Sigmund Anderman, our founder, has served as executive chairman since February 2015, and as a member of the Board since our inception in August 1997. Mr. Anderman previously served as our chief executive officer from August 1997 through January 2015. Mr. Anderman co-founded American Home Shield Corporation, a home warranty company, in 1973, and served as its general counsel until 1979 and as its chief executive officer from 1979 to 1982. Mr. Anderman founded CompuFund, Inc., a computerized mortgage banking company, in 1982 and served as its chief executive officer until 1991. Mr. Anderman founded Inspectech Corporation, a computerized home inspection company, in 1991 and served as its chief executive officer until 1998. Mr. Anderman holds a Bachelor of Arts degree in Education from City University of New York and a Juris Doctor from New York University. The Board has concluded that Mr. Anderman should serve on the Board as executive chairman based on his extensive executive leadership experience, knowledge of our company as founder and former chief executive officer, and comprehensive knowledge of the mortgage and mortgage technology industries.
Craig Davis has served on the Board since January 2004 and serves as the Board’s lead independent director. From September 2003 to the present, Mr. Davis has been a private investor. From December 1996 to September 2003, Mr. Davis served as president of the Home Loans and Insurance Services Group at Washington Mutual, a national bank. From January 1989 to December 1996, Mr. Davis held various positions at American Savings Bank, a financial services company, including as executive vice president and director of Mortgage Origination and president of several ASB Subsidiaries. From May 1982 to January 1989, Mr. Davis was executive vice president at Griffin Financial Services, a financial services company and subsidiary of Home Savings of America. Mr. Davis has served on numerous boards and councils including the Real Estate Board of Governors of the Mortgage Bankers Association and Fannie Mae’s National Advisory Council. Mr. Davis holds a Bachelor of Arts degrees in English and History from United States International University. The Board has concluded that Mr. Davis should serve on the Board based on his extensive experience in the residential mortgage industry and his service as an executive at some of the largest residential mortgage lenders in the United States.
Frank Schultz has served on the Board since June 2000 and chairs our nominating and corporate governance committee. From 1995 to the present, Mr. Schultz has been a private investor. From 1992 to 1995, Mr. Schultz served as chief executive officer, president and chairman of the board of directors of ITT Financial Corp., a financial services company. From 1983 to 1992, Mr. Schultz was an executive vice president at Bank of America, a financial services company, at which he oversaw consumer marketing, credit card and mortgage divisions. Mr. Schultz previously has served as a member of Fannie Mae’s National Advisory Board and as a member of the Mortgage Bankers Association’s Presidents’ Council. Mr. Schultz holds a Bachelor of Arts degree from Princeton University and a Master of Business Administration degree from Harvard University. The Board has concluded that Mr. Schultz should serve on the Board based on his extensive experience serving as an executive and board member of companies in the mortgage and financial services industry.
Rajat Taneja has served on the Board since June 2015. From November 2013 to the present, Mr. Taneja has served as the executive vice president of technology at Visa Inc. Mr. Taneja served as global chief technology officer of Electronic Arts Inc. from 2011 to 2013 and also served as its executive vice president. Prior to Electronic Arts, Mr. Taneja spent 15 years at Microsoft Corporation where he last served as corporate vice president of Microsoft’s commerce division. Mr. Taneja holds a Bachelor of Engineering degree in electrical engineering from Jadavpur University, India, and a Master of Business Administration degree from Washington State University. The Board has concluded that Mr. Taneja should serve on the Board based on his experience in innovation and his deep technology leadership.
Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders
Carl Buccellato has served on the Board since December 1997 and chairs our compensation committee. From March 2012 to the present, Mr. Buccellato has been a private investor. From May 2008 to February 2012, Mr. Buccellato served as chief executive officer and a director of SavingStreet, LLC, an e-commerce company. From 1996 to May 2008, Mr. Buccellato was a private investor and, from June 2000 to May 2002, he served as a consultant to Ultrastrip Technologies, currently known as Echosphere Technologies, an engineering, technology development and manufacturing company. Mr. Buccellato was a co-founder of Homeowners Group, Inc., a real estate services company, and served as its president and chief executive officer from 1982 to 1996. Mr. Buccellato has also served on a variety of industry boards, including the President’s Advisory Council on Real Estate and the Real Estate Buyers Council. The Board has concluded that Mr. Buccellato should serve on the Board based on his experience in founding and managing a large, nationwide real estate services company, and his extensive background in advising and serving as a director of many high growth companies.
A. Barr Dolan has served on the Board since June 2005 and was previously a member of the Board from December 1997 to November 2000. From 1982 to April 2010, Mr. Dolan served as a general partner of Charter Ventures, a venture capital firm. From 1986 to May 2008, Mr. Dolan was a member of the board of directors for Heska Corporation, a veterinary products company. Mr. Dolan is a member of the board of directors for several private companies, including KFX Inc. and CMD Consulting. Mr. Dolan holds a Bachelor of Arts degree in Chemistry and a Master of Science degree in Engineering from Cornell University, a Master of Arts degree in Applied Science from Harvard University and a Master of Business Administration degree from Stanford University. The Board has concluded that Mr. Dolan should serve on the Board based on his significant experience in analyzing, investing in and serving on the boards of directors of many start-up and high growth companies.
Marina Levinson has served on the Board since August 2014 and chairs our technology and cybersecurity committee. Ms. Levinson is a founder and chief executive officer of CIO Advisory Group, LLC, which was founded in September 2011. Since April 2014, she has also been a partner at the venture capital firm Benhamou Global Ventures. Ms. Levinson is a member of the board of directors of Ayehu Software Technologies Ltd, a private company. From 2005 to 2011, Ms. Levinson served as senior vice president and chief information officer for NetApp, Inc. From 1999 to 2005, she served as vice president and chief information officer for Palm, Inc., having earlier served as senior director of global integration at 3Com. The Board has concluded that Ms. Levinson should serve on the Board based on her extensive enterprise technology, business process and corporate leadership experience.
Executive Officers
The following is biographical information for our executive officers not discussed above.

Name	Age	Position(s)
Brian Brown	35	EVP, General Counsel & Corporate Secretary
Peter Hirsch	56	EVP, Technology & Operations
Matthew LaVay	47	EVP, Chief Financial Officer
Cathleen Schreiner Gates	62	EVP, Sales & Marketing
Melanie Simpson	44	EVP, Human Resources
Joseph Tyrrell	51	EVP, Corporate Strategy
Brian Brown has served as our executive vice president and general counsel since January 2017 and was previously our senior vice president and general counsel from February 2016 to January 2017, our vice president of legal affairs and secretary from March 2015 to February 2016 and senior corporate counsel from January 2014 to March 2015. Prior to joining us, from 2007 through 2014, Mr. Brown was an attorney at Goodwin Proctor LLP, Wilson Sonsini Goodrich & Rosati PC, and Kirkland & Ellis LLP. Mr. Brown holds a Bachelor of Arts degree in Political Science from California Polytechnic State University – San Luis Obispo and a Juris Doctor from Boston College Law School.
Peter Hirsch has served as our executive vice president of technology and operations since June 2015. Mr. Hirsch oversees all our technology areas including product architecture, engineering, cloud infrastructure and operations, internal information technology and security. From February 2013 to June 2015, Mr. Hirsch served in senior technology roles at Ariba (now SAP Ariba), most recently as CTO and senior vice president of cloud engineering and technology, leading the mainline cloud engineering team. From August 2006 to February 2013, Mr. Hirsch served as chief architect and business unit leader for

IBM’s collaborative business process management applications where he helped establish IBM’s presence in commercial SaaS applications. Mr. Hirsch received a bachelor of science in Electrical Engineering and a master of science in Electrical Engineering from the University of Southern California.
Matthew LaVay has served as our chief financial officer since April 2017. From October 2014 to March 2017, Mr. LaVay served as our senior vice president of finance where he oversaw finance, accounting, reporting and strategic planning. From May 2012 to October 2014, Mr. LaVay previously served as our vice president and corporate controller. Prior to joining us, Mr. LaVay served as vice president corporate controller at Taleo Corporation from October 2011 to April 2012. Prior to Taleo Corporation, he was corporate controller and senior director of finance at Scientific Learning from July 2010 to October 2011. Mr. LaVay began his career with Arthur Andersen LLP in 1991 as an auditor and subsequently held positions of increasing responsibility rising to audit manager. After Arthur Anderson LLP, Mr. LaVay then held positions of increasing responsibility at PeopleSoft, Inc., salesforce.com, inc. and Thomas Weisel Partners. Mr. LaVay holds a Bachelor degree in Management from Georgia Institute of Technology as well as a Master of Accounting degree from Georgia State University. In addition, he is a certified public accountant.
Cathleen Schreiner Gates has served as our executive vice president of sales and marketing since March 2015. Ms. Schreiner Gates oversees all sales, marketing, client management, professional services and customer support and training. Ms. Schreiner Gates previously served as our senior vice president of sales and client services from February 2012 to March 2015. From January 2010 to December 2011, Ms. Schreiner Gates served as senior vice president of sales and client services for Bersin and Associates and from October 2008 to December 2010, she served as vice president of sales, business development and client success for Clickability, Inc. She has held various senior management positions with MarketTools, Inc. and Keynote Systems/Vividence, Inc. Ms. Schreiner Gates holds a master of business administration in finance from the Rutgers Graduate School of Management and a bachelor of arts in French literature from Douglass College-Rutgers University.
Melanie Simpson has served as our executive vice president of human resources since July 2016. Ms. Simpson oversees all aspects of human resources, including the hiring and retention of talent. Ms. Simpson previously served as the general manager of human resources for Microsoft’s World Wide Services business where she was responsible for leading human resources for the business unit. Prior to her work with Microsoft, Ms. Simpson was the director of talent management for Safeco Insurance and global engagement leader for GE Money. Ms. Simpson holds a bachelor of engineering in chemical engineering from the University of Melbourne and a post-graduate certificate in Human Resources Management from Swinburne University.
Joseph Tyrrell has served as our executive vice president of corporate strategy since March 2015. Mr. Tyrrell oversees our product strategy, product management and our business and corporate development efforts involving our network of current and potential business partners and merger and acquisition strategies. Mr. Tyrrell has been with our company since 2002 and previously held the positions of senior vice president of corporate strategy from May 2014 to March 2015 and senior vice president of client management and business development from August 2013 to March 2014. Prior to joining us, Mr. Tyrrell served as vice president for Providian Financial in addition to other executive positions within the mortgage industry. Mr. Tyrrell holds a Bachelors of Art in Business Management from St. Mary’s College.
Independence of the Board of Directors
As required under the rules and regulations of the New York Stock Exchange (the “NYSE”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that Messrs. Buccellato, Davis, Dolan, Levin, Schultz and Taneja, and Ms. Blasing and Ms. Levinson are independent directors within the meaning of the applicable NYSE listing standards.
As required under the NYSE rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The lead independent director, or if unavailable another independent director designee, presides at such executive sessions. Each of our audit committee, compensation committee, and nominating and corporate governance committee is composed entirely of directors determined by the Board to be independent within the meaning of the NYSE rules and regulations.
Information Regarding the Board of Directors and its Committees
Board Responsibilities; Risk Oversight
The Board is responsible for, among other things, overseeing the conduct of our business; reviewing and, where appropriate, approving our major financial objectives, plans and actions; and reviewing the performance of our chief executive officer and other members of management based on reports from the compensation committee. Following the end of each year, the Board conducts a self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board’s responsibilities, directors have full access to our management and independent advisors. With respect to the Board’s role in our risk oversight, the audit committee discusses with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The audit committee reports to the full Board with respect to these matters, among others.
Board Leadership
Chairman
Mr. Anderman currently serves as our chairman of the Board and holds the title of executive chairman. Mr. Corr currently serves as our chief executive officer. The Board has not adopted a specific policy on whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. At this time, the Board believes that it has achieved the best Board leadership structure for the Company and our stockholders by appointing Mr. Anderman as our executive chairman and Mr. Corr as our chief executive officer.
Lead Independent Director
Mr. Davis currently serves as the lead independent director. The lead independent director presides at all meetings of the Board at which the chairman or chief executive officer are not present, including executive sessions of the Board and the independent directors, briefs the chairman of the Board on any issues arising in the executive sessions, facilitates discussions among independent directors on key issues and concerns outside of Board meetings, suggests calling Board meetings to the chairman of the Board when appropriate, serves as a liaison between the chairman and the other directors, approves information sent to the Board, collaborates with the chairman of the Board to set meeting agendas and Board information, assists the chairs of the committees of the Board as requested, is available for consultation and direct communication with major stockholders upon request and performs such other functions and responsibilities as set forth in the our corporate governance guidelines or as requested by the Board or the independent directors from time to time. The lead independent director also has the authority to call additional executive sessions of the independent directors and to encourage direct dialogue between all directors and management, set the agenda for executive sessions of the Board and independent directors and to retain outside advisors and consultants that will report directly to the Board on board-wide issues. In performing the duties described above, the lead independent director is expected to consult with the chairs of the appropriate Board committees. The lead independent director may not also serve as the chair of the nominating and corporate governance committee.
Board Committees
The Board has the following standing committees: an audit committee; a compensation committee; a nominating and corporate governance committee; a mergers and acquisitions (“M&A”) committee and a technology and cybersecurity committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. In February 2017, the Board approved certain amendments to the charters of the standing committees so that individuals may be appointed by the Nominating and Corporate Governance Committee as committee observers and given the opportunity to attend and observe committee meetings, although such individuals are not entitled to vote. However, the chairman of each committee may exclude from committee meetings any one he or she deems appropriate, to the fullest extent permitted by Delaware law.
The members of each of these committees as of December 31, 2016 are identified below.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	M&A Committee	Technology and Cybersecurity Committee
Robert J. Levin (chair)	Carl Buccellato (chair)	Frank Schultz (chair)	Jeb S. Spencer (chair)	Marina Levinson (chair)
Karen Blasing	Craig Davis	Craig Davis	Carl Buccellato	Robert J. Levin
Marina Levinson	A. Barr Dolan	Robert J. Levin	A. Barr Dolan	Rajat Taneja
At its February 15, 2017 meeting, our Board reconstituted the committees of the Board, effective at the adjournment of the 2017 Annual Meeting, as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	M&A Committee	Technology and Cybersecurity Committee
Robert J. Levin (chair)	Carl Buccellato (chair)	Frank Schultz (chair)	Karen Blasing (chair)	Marina Levinson (chair)
Karen Blasing	Craig Davis	Craig Davis	Jeb S. Spencer	Rajat Taneja
A. Barr Dolan	Marina Levinson	Robert J. Levin	A. Barr Dolan	Frank Schultz
Audit Committee
The audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee: evaluates the independent auditors’ qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Ellie Mae engagement team as required by law; reviews our critical accounting policies and estimates; reviews and approves all material transactions with any related party; reviews our corporate code of business conduct and ethics; and annually reviews the audit committee charter and the committee’s performance. Until our 2017 Annual Meeting, the audit committee will consist of directors Robert J. Levin, Karen Blasing and Marina Levinson, with Mr. Levin serving as the chair of the committee. At the adjournment of the 2017 Annual Meeting, the audit committee will consist of directors Robert J. Levin, Karen Blasing and A. Barr Dolan, with Mr. Levin serving as the chair of the committee. The audit committee as constituted satisfies the independence requirements of the NYSE and the audit committee director independence requirements established by the SEC that apply to companies listed on the NYSE. The Board has determined that each of Mr. Levin and Ms. Blasing are audit committee financial experts as defined under the applicable rules of the SEC and has the financial literacy and accounting or related financial management expertise required under applicable NYSE rules and regulations. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Levin or Ms. Blasing any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of their membership on the Board or the audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. The Board has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on the audit committee. All of the members of the audit committee are independent directors as defined under applicable SEC and NYSE rules and regulations. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A copy of the audit committee charter and our code of business conduct and ethics are available on the Company’s website at http://www.elliemae.com/about/investor-relations/corporate-governance.
Compensation Committee
The compensation committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The compensation committee also oversees the issuance of stock options, restricted stock units, executive performance shares and other awards under our employee stock plans. In addition, the compensation committee has authority to retain and fund compensation consultants, legal counsel and other compensation advisers and is generally responsible for considering the independence of such advisers prior to selecting them. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended, (to the extent applicable), NYSE rules and other applicable law. Until our 2017 Annual Meeting, the compensation committee will consist of directors Carl Buccellato, Craig Davis and A. Barr Dolan, with Mr. Buccellato serving as the chair of the committee. At the adjournment of the 2017 Annual Meeting, the compensation committee will consist of directors Carl Buccellato, Craig Davis and Marina Levinson, with Mr. Buccellato serving as the chair of the committee. All of the members of the compensation committee are independent under the applicable rules and regulations of the SEC, the NYSE and the Internal

Revenue Code. A copy of the compensation committee charter is available on the Company’s website at http://www.elliemae.com/about/investor-relations/corporate-governance.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations concerning governance matters. The nominating and corporate governance committee will review and evaluate, at least annually, the performance of the nominating and corporate governance committee and its members, including compliance of the nominating and corporate governance committee with its charter. The nominating and corporate governance committee consists of directors Craig Davis, Robert J. Levin and Frank Schultz, with Mr. Schultz serving as chair of the committee. The composition of the nominating and corporate governance committee will remain unchanged following the adjournment of the 2017 Annual Meeting. A copy of nominating and corporate governance committee charter and our corporate governance guidelines are available on the Company’s website at http://www.elliemae.com/about/investor-relations/corporate-governance.
Mergers and Acquisitions Committee
The M&A committee is responsible for reviewing the Company’s acquisition strategy, as well as reviewing potential mergers, acquisitions, investments or dispositions of material assets or a material portion of any business (“Major Transactions”) and reporting its conclusions and recommendations to the Board, as appropriate. Among other matters, the M&A committee: reviews with management and the Board any potential Major Transaction and how the Major Transaction fits with the Company’s strategic plans and acquisition strategy; has the authority to evaluate and conduct due diligence with respect to potential acquisition and investment candidates on behalf of the Company; reviews with management the integration of any acquired businesses and whether the Major Transaction met the Company’s business objectives and strategic plans; and has the ability to retain special legal, accounting or other consultants or advisors to advise the M&A committee without seeking Board approval. In addition, the M&A committee will review and evaluate, at least annually, the performance of the M&A committee and its members, including compliance of the M&A committee with its charter. Until our 2017 Annual Meeting, the M&A committee will consist of directors Carl Buccellato, A. Barr Dolan and Jeb S. Spencer, with Mr. Spencer serving as chair of the committee. At the adjournment of the 2017 Annual Meeting, the M&A committee will consist of directors Karen Blasing, Jeb S. Spencer and A. Barr Dolan, with Ms. Blasing serving as chair of the committee.
Technology and Cybersecurity Committee
The technology and cybersecurity committee is responsible for overseeing the Company’s information technology (“IT”) strategy, operations, policies and controls, including with respect to product development, risk management, IT security, regulatory matters and internal IT controls. Among other matters, the technology and cybersecurity committee reviews reports from management or other third parties relating to the Company’s IT strategy and operations, focusing on IT security, “cloud” service capacity and product reliability. The technology and cybersecurity committee has the ability to retain independent counsel or outside experts and advisors that it deems necessary and without seeking Board approval. In addition, the technology and cybersecurity committee will review and evaluate, at least annually, the performance of the technology and cybersecurity committee and its members, including compliance of the technology and cybersecurity committee with its charter. Until our 2017 Annual Meeting, the technology and cybersecurity committee will consist of directors Marina Levinson, Robert J. Levin and Rajat Taneja, with Ms. Levinson serving as chair of the committee. At the adjournment of the

2017 Annual Meeting, the technology and cybersecurity committee will consist of directors Marina Levinson, Rajat Taneja and Frank Schultz, with Ms. Levinson serving as chair of the committee.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
The Board met six times during last year. The audit committee met 14 times, the compensation committee met eight times, the nominating and corporate governance committee met five times, the M&A committee met nine times and the technology and cybersecurity committee met four times.
During 2016, each incumbent member of the Board attended or participated in at least 75% of the aggregate number of meetings of the Board and of all the committees on which he or she served. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with executive management, independent accountants, advisors and consultants and others on matters affecting the Company.
We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. All of our directors attended our annual meeting of stockholders in 2016.
Communications with the Board of Directors or Non-Management Directors
Interested parties who wish to communicate with the Board or with non-management directors, including our lead independent director, may send their communications in writing to the attention of the Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588. The Secretary will forward the communication to the Board or any specified individual directors, as appropriate.
Stockholder Recommendations and Nominations for Membership on our Board of Directors
The policy of our nominating and corporate governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the nominating and corporate governance committee will address the membership criteria set forth under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be provided in writing and should be addressed to our Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588. Stockholder recommendations must include the nominee’s name and qualifications for membership on the Board, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of our common stock.
In addition to stockholder recommendations of candidates for membership on the Board, a stockholder may nominate an individual for election to our Board in the manner set forth in, and in accordance with the provisions of, our Amended and Restated Bylaws. Under Section 2.5 of our Bylaws, for a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our Bylaws. Accordingly, assuming that the annual meeting of our stockholders to be held in 2018 occurs within 30 days before or 60 days after the first anniversary date of the 2017 Annual Meeting, any such notice of a nomination delivered by or on behalf of a stockholder pursuant to Section 2.5 of our Bylaws must be received no earlier than January 17, 2018 and no later than February 16, 2018.
As set forth in our Bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our Bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our Bylaws, as amended and restated to date, which is available, without charge, from our Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.
Director Qualifications
Our corporate governance guidelines contain membership criteria that apply to nominees for election to our Board. In recommending candidates for election to the Board, the independent members of the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate: diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience in the Company’s industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; academic expertise in an area of the Company’s operations; practical and mature business judgment, including ability to make independent analytical inquiries; diversity of business or career experience relevant to the success of the Company; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The Board considers a number of factors in its evaluation of diversity, including gender, age, and ethnicity. As indicated above, diversity is one factor among many that the Board considers when evaluating director candidates. The nominating and corporate governance committee monitors its assessment of diversity as part of its annual self-evaluation process. The nominating and corporate governance committee will reassess the qualifications of a director, including the director’s attendance, involvement at Board and committee meetings and contribution to Board diversity, prior to recommending a director for re-election. Nominees will be screened to ensure each candidate has qualifications which complement the overall core competencies of the Board. The screening process for new nominees includes conducting a background investigation and an independence determination.
Compensation Committee Interlocks and Insider Participation
During 2016, each of Carl Buccellato, Craig Davis and A. Barr Dolan served on the compensation committee. Mr. Buccellato has served as the chair of the committee since June 2015. None of the members of the compensation committee is or has at any time during last year been an officer or employee of ours or was formerly an officer of ours. None of our executive officers currently serves or in the last year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or compensation committee.

Risk Assessment and Compensation Practices
Our management assesses and discusses with the compensation committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.
Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. While performance-based cash bonuses and sales commissions focus on achievement of short-term or annual goals, which may encourage the taking of short-term risks at the expense of long-term results, we believe that our compensation policies help mitigate this risk and our performance-based cash bonuses and sales commissions are limited, representing a small portion of the total compensation opportunities available to most non-executive employees. We also believe that our performance-based cash bonuses and sales commissions appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success, and do not encourage unnecessary or excessive risk-taking.
A significant proportion of the compensation provided to most of our employees is in the form of long-term equity-based incentives that we believe are important to help further align our employees’ interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because vesting schedules are staggered and their ultimate value is tied to our stock price.
This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has engaged Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017, and is seeking ratification of such selection by our stockholders at the 2017 Annual Meeting. Grant Thornton LLP has audited our financial statements since the year ended December 31, 2002. Representatives of Grant Thornton LLP are expected to be present at the 2017 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
To be approved, the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.
Principal Accountant Fees and Services
The following table provides information regarding the fees accrued or paid to Grant Thornton LLP for the years ended December 31, 2016 and 2015. All fees described below were approved by the audit committee.

	Year Ended December 31,
	2016	2015
Audit Fees	$1,233,698	$1,034,902
Audit-Related Fees	93,090	—
Tax Fees	—	—
All Other Fees	4,900	38,467
Total Fees	$1,331,688	$1,073,369

Audit Fees
Audit fees of Grant Thornton LLP during 2016 and 2015 include fees for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K, the reviews of the quarterly condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, services rendered in connection with our registration statements on (i) Form S-8 related to our incentive plans and (ii) Form S-3 related to the follow-on offering of our common stock completed in August 2016, and other matters related to our SEC filings.

Audit-Related Fees
Audit-related fees consist of fees billed for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” All 2016 audit-related fees consist of fees paid in connection with Service Organization Control (SOC) reports. No audit-related fees were paid to Grant Thornton LLP during 2015.
Tax Fees
There were no tax fees paid to Grant Thornton LLP during 2016 and 2015. The Company engages a different third-party service provider for its tax services.
All Other Fees
All other fees of Grant Thornton during 2016 consist of fees for accounting library software. All other fees of Grant Thornton LLP during 2015 consist solely of insurance review services.
Pre-Approval Policies and Procedures
The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://www.elliemae.com/about/investor-relations/corporate-governance.
The audit committee approved all audit services provided by Grant Thornton LLP for 2016 and 2015 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.
The audit committee considered whether the non-audit services rendered by Grant Thornton LLP were compatible with maintaining Grant Thornton LLP’s independence and concluded that they were so compatible.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, the Company is providing stockholders with an advisory (non-binding) vote to approve the compensation of our named executive officers (sometimes referred to as “say on pay” vote). Accordingly, you may vote on the following resolution at the 2017 Annual Meeting:
“Resolved, that the stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure that accompany the compensation tables.”
To be approved, this proposal must receive a “FOR” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.
This vote is nonbinding. The Board and the compensation committee, which is composed of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. Consistent with the stated preference of a majority of our stockholders, the Board and the compensation committee determined that we will hold a say on pay vote every year. Unless the Board and the compensation committee modify their policy on the frequency of future say on pay votes, the next say on pay vote will be held at the 2018 annual meeting of stockholders.
As described in detail in the “Compensation Discussion and Analysis,” our executive compensation program is designed to motivate our executive officers to create a successful company. Our philosophy is to link a significant percentage of our executive officers’ compensation to stockholder returns and to keep cash compensation to a competitive level while providing the opportunity to be well-rewarded through equity if we perform well over time. We believe that our executive compensation program, with its balance of short-term incentives (including performance bonuses) and long-term incentives (including equity awards), rewards sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES AND THE RELATED NARRATIVE DISCLOSURE INCLUDED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL REQUESTING THAT THE COMPANY TAKE ACTION TO DECLASSIFY THE BOARD

Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, has notified us that her designee, John Chevedden, intends to introduce the following resolution at the 2017 Annual Meeting. Ms. Young has notified us that she has been a stockholder for over a year and intends to continue to be a stockholder until after the date of the 2017 Annual Meeting. Ms. Young has informed us that, as of December 6, 2016, she beneficially owned 100 shares of our common stock. In accordance with the proxy regulations, the following is the complete text of the proposal, which is reproduced as submitted to us other than minor formatting changes. All statements contained in a stockholder proposal and supporting statement are the sole responsibility of the proponent of that stockholder proposal. The Board does not support the adoption of this proposal and asks stockholders to consider the response following the proponent's statement. The Board recommends you vote AGAINST this proposal.

Proposal No. 4 - Elect Each Director Annually
RESOLVED, shareholders ask that our Company take the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year. Although our company can adopt this proposal topic in one-year and many investors are in favor of a one-year implementation, this proposal allows the option to phase it in over 3-years.
Arthur Levitt, former Chairman of the Securities and Exchange Commission said, “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”
A total of 79 S&P 500 and Fortune 500 companies, worth more than one trillion dollars, adopted this proposal topic since 2012. Annual elections are widely viewed as a corporate governance best practice. Annual election of each director could make our directors more accountable, and thereby contribute to improved performance and increased company value.
This proposal may get strong support at our 2017 annual meeting. For instance in 2016 we gave strong majority support to another corporate governance improvement proposal - proxy access for shareholders.

Please vote to enhance shareholder value:
Elect Each Director Annually - Proposal No. 4

The Board has carefully considered the above proposal and believes that it is not in the best interests of the Company and our stockholders. Consequently, the Board recommends a vote AGAINST the proposal.
In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Board is divided into three classes of directors such that each director serves staggered three-year terms, meaning that one-third of the directors stand for election each year. This classified board structure has been in place continuously since the Company became a public company in 2011, and we believe that it best serves the interests of the Company and our stockholders for the following reasons:
Stability and Continuity: The classified board structure is designed to provide stability and ensure that, at any given time, a majority of the directors serving on the Board have substantial knowledge of the Company, its business and its strategic goals. Directors who have experience with the Company and deep knowledge about its business and affairs are a valuable resource and are better positioned to make the fundamental decisions that are best for the Company and its stockholders. The Board also believes that the classified board structure assists in recruiting highly qualified directors who are willing to commit the time and resources to develop a deep understanding of our business.
Protecting Stockholder Value: The classified board structure is also designed to safeguard the Company against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the business and assets of the Company. Our classified board allows the Board the flexibility, the time and leverage it needs to evaluate the fairness of a takeover proposal, negotiate on behalf of all stockholders, and weigh alternatives in order to provide maximum value for our stockholders.
Independence: The Board believes that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-management directors by providing them with a longer assured term of office, thereby insulating them from pressures from special interest groups that might have an agenda contrary to the long-term interests of our stockholders.
Accountability to the Company’s Stockholders: A classified board remains accountable to the Company’s stockholders. At each annual meeting, the Company’s stockholders have the opportunity to evaluate and elect one third of the Board. All directors are required by law to uphold their fiduciary duties to the Company and its stockholders, regardless of the length of their term of office.
While we acknowledge that board declassification is a complex issue and some academics have argued against classified boards, we also note that many academics have recognized that classified boards can be beneficial to stockholders for the reasons explained above. For example, in a 2007 article published in the New York Times, Guhan Subramanian, a professor of business and law at Harvard, conceded that “staggered boards offer many benefits over unitary boards: greater stability, improved independence of outside directors and a longer-term perspective.” One empirical study found that “overall, the evidence is inconsistent with the view that board classification is associated with managerial entrenchment, and instead suggests that classification may improve the relative bargaining power of target managers on behalf of their constituent shareholders.” (Bates, Becher and Lemmon, 2007.)
Procedural Matters. It is important to note that, if approved, this proposal would not automatically eliminate our classified board structure. This proposal is non-binding and requests that the Board take the steps necessary to eliminate the classified board structure. In order to eliminate the classified board, a formal amendment to our Amended and Restated Certificate of Incorporation would need to be recommended by the Board and submitted to stockholders for approval at a subsequent meeting of stockholders. The approval of an amendment to our Amended and Restated Certificate of Incorporation would require the affirmative vote of the holders of a majority of the shares entitled to vote. Board approval of an amendment to our Bylaws will also be required.
After careful consideration of this proposal, the Nominating and Corporate Governance Committee and the entire Board have determined that retention of a classified board structure remains in the best long-term interests of the Company and its stockholders. The Board believes that the benefits of a classified board structure do not come at the expense of director accountability. In addition, the stability and continuity, independence and takeover protection provided by a staggered board structure have all contributed to the success of our Company. Moreover, the Board believes that the strong financial performance of our Company validates the Board’s commitment to our Company and its stockholders.
Nevertheless, if the stockholder proposal is approved by the stockholders, the annual election of directors will be gradually phased in to assure a smooth transition. Accordingly, directors elected by the stockholders at the 2019 annual meeting of stockholders and thereafter would be elected to one-year terms. Consistent with our Amended and Restated

Certificate of Incorporation, directors to be elected at the 2018 annual meeting of stockholders will be elected to serve three-year terms, expiring at the 2021 annual meeting; directors elected at the 2017 Annual Meeting will serve their terms until the 2020 annual meeting of stockholders; and directors elected at the 2016 annual meeting of stockholders will continue to serve their current terms until the 2019 annual meeting of stockholders. If the proposal to amend our Amended and Restated Certificate of Incorporation to declassify the Board is not approved by stockholders, the Board will remain classified.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
PROPOSAL NO. 4 REGARDING THE DECLASSIFICATION OF THE BOARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding the beneficial ownership of our common stock as of March 31, 2017 by:

•	each person known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each named executive officer as set forth in the summary compensation table below;

•	each of our directors; and

•	all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock (i) subject to options that are currently exercisable or exercisable within 60 days of March 31, 2017 and (ii) subject to restricted stock units that vest within 60 days of March 31, 2017, are deemed to be outstanding and to be beneficially owned by the person holding the options or restricted stock units, as applicable, for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock in the table below is based on 34,063,216 shares of our common stock issued and outstanding on March 31, 2017. Except as set forth below, the address of each of the individuals and entities named below is c/o Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Options Exercisable Within 60 Days	Shares Beneficially Owned	Percent of Class
5% Stockholders:
PRIMECAP Management Company (2)	3,391,950	—	3,391,950	9.96%
The Vanguard Group (3)	2,460,837	—	2,460,837	7.22%
T. Rowe Price Associates, Inc. (4)	2,274,572	—	2,274,572	6.68%
BlackRock Inc. (5)	2,165,328	—	2,165,328	6.36%
Brown Capital Management, LLC (6)	2,075,381	—	2,075,381	6.09%

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Options Exercisable Within 60 Days	Shares Beneficially Owned	Percent of Class
Named Executive Officers and Directors:
Sigmund Anderman (7)	199,273	202,578	401,851	1.17%
Jonathan Corr (8)	139,614	12,357	151,971	*
Edgar Luce (9)	26,516	20,050	46,566	*
Joseph Tyrrell (10)	24,114	26,083	50,197	*
Karen Blasing	1,207	3,455	4,662	*
Carl Buccellato (11)	23,953	76,787	100,740	*
Craig Davis (12)	70,586	71,121	141,707	*
A. Barr Dolan	1,953	56,121	58,074	*
Robert J. Levin (13)	7,293	76,121	83,414	*
Marina Levinson	450	3,455	3,905	*
Frank Schultz	1,588	7,455	9,043	*
Jeb S. Spencer	2,593	40,972	43,565	*
Rajat Taneja	2,411	3,455	5,866	*
All 16 directors and executive officers as a group (14)	551,703	625,920	1,177,623	3.39%
____________________

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
Represents shares of common stock held, common stock held in escrow for 2013 Performance Shares, 2014 Performance Shares, 2015 Performance Awards, 2016 Performance Shares, and options that are exercisable within 60 days of March 31, 2017, and restricted stock units that vest within 60 days of March 31, 2017, by such individuals. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after March 31, 2017.

(2)
Based on information set forth in an Amendment No. 5 to Schedule 13G filed with the SEC on February 9, 2017. The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(3)
Based on information set forth in an Amendment No. 3 to Schedule 13G filed with the SEC on February 9, 2017. As a result of serving as investment managers, (i) Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc. (“The Vanguard Group”), is the beneficial owner of 63,469 shares and (ii) Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 5,259 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)	Based on information set forth in the Schedule 13G filed with the SEC on February 7, 2017. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202

(5)
Based on information set forth in an Amendment No. 3 to Schedule 13G filed with the SEC on January 23, 2017. BlackRock Inc., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, Blackrock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC,

BlackRock (Netherlands) B.V., BlackRock Japan Co Ltd and FutureAdvisor, Inc. have shared voting or dispositive power over these shares. The address of BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.

(6)
Based on information set forth in the Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2017. The address of Brown Capital Management, LLC is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(7)	Includes 163,826 shares held by The Sigmund and Susan Anderman Family Trust, 23,572 shares held by Sigmund Anderman, 11,875 shares held in escrow for 2014 Performance Shares.

(8)
Includes 79,347 shares held by Jonathan & Rae Corr 2006 Family Trust DTD 11/09/2006, 6,175 shares held in escrow for 2014 Performance Shares, 13,944 shares held in escrow for 2015 Performance Shares, and 40,148 shares held in escrow for the 2016 Performance Shares.

(9)
Includes 4,750 shares held in escrow for 2014 Performance Shares, 5,848 shares held in escrow for 2015 Performance Shares, 10,350 shares held in escrow for the 2016 Performance Shares and 5,568 ESPP shares.

(10)	Includes 5,164 shares held in escrow for 2015 Performance Shares, and 10,350 shares held in escrow for 2016 Performance Shares.

(11)	Includes 23,953 shares held jointly by Carl Buccellato and Mary Ellen Buccellato.

(12)	Includes 70,586 shares held by Craig S Davis Trustee & Lecia A Davis Trustee of the Davis Family Trust Dated 12/8/1995.

(13)	Includes 6,340 shares held by Robert J. Levin and Abby H. Levin Trustees of the Robert J. Levin Living Trust DTD 11/12/2001.

(14)	Includes shares held by Peter Hirsch, EVP, technology & operations, Cathleen Schreiner Gates, EVP, sales & marketing, and Brian Brown, EVP, general counsel & corporate secretary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied.
DIRECTOR COMPENSATION
Our non-employee director compensation policy currently provides that each non-employee director receives an annual cash retainer of $32,000. Our lead independent director receives an additional annual cash retainer of $20,000. In addition, all non-employee directors who serve on one or more committees are eligible to receive the following annual committee fees (which are also payable in cash):

Committee	Chair	Other Member
Audit committee	$20,000	$12,000
Compensation committee	12,000	7,200
Nominating and corporate governance committee	7,500	4,500
Mergers and acquisitions committee	9,000	5,400
Technology and cybersecurity committee (1)	12,000	7,200
____________________

(1)	In May 2016, the Board approved an increase in the committee fees payable to non-employee directors serving on the technology and cybersecurity committee to the amounts reflected in the table above.
Other than the annual retainers and committee fees described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. However, any newly elected or appointed non-employee directors are entitled to receive an award of restricted stock units equal to $150,000, plus a pro-rata portion of restricted stock units described below based on when he or she joins our Board relative to the date of the previous year’s annual meeting, upon initial election or appointment to the Board. In addition, our non-employee directors are entitled to automatically receive a restricted stock unit award with a $200,000 value immediately after each annual meeting of stockholders. The initial restricted stock unit award will vest 1/3rd on each anniversary of the date of grant over three years from the date of grant. The initial pro-rata portion of the annual restrict stock unit award vests in full on the date of the next annual meeting of stockholders. Subsequent annual restricted stock unit awards will vest 100% on the first anniversary of the date of grant. Our directors who are employees are compensated for their service as employees and do not receive any additional compensation for their service on the Board.

The following table sets forth information concerning the compensation paid or accrued for services rendered to us in all capacities by our non-employee directors during the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Karen Blasing	$44,000	$202,039	$246,039
Carl Buccellato	49,400	202,039	251,439
Craig Davis	63,700	202,039	265,739
A. Barr Dolan	44,600	202,039	246,639
Robert J. Levin	63,222	202,039	265,261
Marina Levinson	55,203	202,039	257,242
Frank Schultz	39,500	202,039	241,539
Jeb S. Spencer	41,000	202,039	243,039
Rajat Taneja	38,722	202,039	240,761
____________________

(1)
Amounts do not reflect compensation actually received by the director. Instead, the amounts included in the “Stock Awards” column represent the grant date fair value of awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Notes 2 and 10 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

The following table shows the number of shares of our common stock subject to outstanding and unexercised stock options and the number of shares of our common stock subject to outstanding stock awards held by each of our non-employee directors as of December 31, 2016:

Name	Number of Shares Subject to Outstanding Options as of 12/31/16	Number of Shares Subject to Outstanding Stock Awards as of 12/31/16
Karen Blasing	3,455	4,069
Carl Buccellato	76,787	2,415
Craig Davis	81,787	2,415
A. Barr Dolan	56,121	2,415
Robert J. Levin	76,121	2,415
Marina Levinson	3,455	5,276
Frank Schultz	7,455	2,415
Jeb S. Spencer	40,972	2,415
Rajat Taneja	3,455	4,059

COMPENSATION DISCUSSION AND ANALYSIS
This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “2016 Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2016 were as follows:

•	Jonathan Corr, our president and chief executive officer (our “CEO”);

•	Sigmund Anderman, our executive chairman;

•	Edgar Luce, our executive vice president and chief financial officer;

•	Melanie Simpson, our executive vice president of human resources; and

•	Joseph Tyrrell, our executive vice president of corporate strategy.
On October 27, 2016, Mr. Luce resigned as our executive vice president and chief financial officer, effective as of March 31, 2017, and is expected to provide transition services until March 31, 2018.
Executive Summary
Overview
Our mission is to be the industry standard technology platform for residential mortgage origination in the United States. Key elements of our strategy include: (i) increasing the number of Encompass users, (ii) expanding our product and service offerings to users of Encompass®, our all-in-one mortgage management solution, (iii) investing in new product and platform development such as the next generation of Encompass, which we call “Encompass NG”, the Encompass Lending Platform and Encompass Connect solutions, (iv) expanding the use of the Ellie Mae Network, which provides originators electronic access to many of the third parties they need to interact with in order to process and fund loans, and (v) selling enhanced Ellie Mae Network offerings to investors, lenders and service providers. To support this strategy, we strive to provide an executive compensation program that attracts, motivates and retains talented senior executives to manage and lead our Company and motivates them to pursue our corporate goals.
2016 Business Highlights
We believe the compensation program for our named executive officers in 2016 and prior years was instrumental in helping us achieve strong financial and operational performance in 2016. In fiscal 20161:

•	Revenue was $360.3 million, an increase of 42% from 2015;

•	Adjusted EBITDA was $113.1 million, an increase of 51% from 2015;

•	Net income was $37.8 million, or $1.15 per diluted share, compared to $22.3 million, or $0.72 per diluted share, in 2015;

•	Adjusted net income was $74.8 million, or $2.28 per diluted share, compared to $52.2 million, or $1.69 per diluted share, in 2015;

•	We had 164,648 active Encompass users as of December 31, 2016, up 21% from 2015; and
____________________
1 See Appendix A for a reconciliation of the Non-GAAP financial measures set forth below to U.S. GAAP.

•	We had 215,769 contracted Encompass users as of December 31, 2016, up 30% from 2015.
2016 Executive Compensation Highlights
The following key compensation actions were taken with respect to the named executive officers for 2016:

•
Cash Bonuses – Because our financial and operational performance exceeded our performance goals, our named executive officers received cash bonus payments equal to 165% of their target cash bonus opportunities, including a cash bonus payment of $676,500 for our CEO.

•
Increases to Base Salaries and Corresponding Cash Bonus Targets – Other than for Mr. Anderman, our executive chairman, whose base salary was decreased in 2016, and Ms. Simpson, our executive vice president of Human Resources, who commenced her employment with us in 2016, we increased the base salaries of our named executive officers from between 9.3% and 17.4% to make their cash compensation more competitive with the cash compensation provided to similarly situated executives of our compensation peer group and to reflect their strong performance. These increases also produced corresponding increases in our named executive officers’ target cash bonus awards for 2017.

•
Long-Term Incentive Compensation – Our named executive officers were granted performance shares, RSU awards and stock options in 2016. Mr. Corr, our CEO, was granted total equity awards with an initial fair value of $3,200,000, split equally between performance shares and RSUs. Mr. Luce, our CFO, and Mr. Tyrrell, our executive vice president of corporate strategy, were granted total equity awards with an initial fair value of $825,000, split equally between performance shares and RSUs. Pursuant to his employment agreement, Mr. Anderman, our executive chairman, was granted total equity awards with an initial fair value of $800,000, split equally between performance-based RSUs and stock options. Ms. Simpson, our executive vice president of human resources, who commenced her employment in July 2016, was awarded an initial grant of RSUs with an initial fair value of $1,200,000 in connection with the commencement of her employment.

•	Peer Companies – We updated our compensation peer group to more accurately reflect our current market capitalization.
Pay-for-Performance Discussion
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers. To ensure our executive officers’ interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of their target annual total direct compensation opportunity is “at-risk” and will vary above or below target levels commensurate with our performance.
We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational and strategic results that meet or exceed pre-established goals through our cash bonus plan, as well as the equity awards that we use to deliver long-term incentive compensation opportunities.
The target total direct compensation opportunities for our CEO and, on average, the other named executive officers during 2016 reflects this philosophy, as reflected in the following graphics that breakdown the total direct compensation for the CEO and, on average, the named executive officers:

Notes on the above charts:

•
The above charts reflect target compensation for each executive, so the non-equity incentive plan compensation is shown at target and the equity compensation is shown at its grant date value with the performance shares shown at target payout.

•
“Other NEOs” consist of Messrs. Luce and Tyrrell. Mr. Anderman is excluded as executive chairman due to his unique compensation program and Ms. Simpson is excluded because she was a new hire and the mix of compensation in her initial offer letter does not reflect the ongoing program mix.

As reflected in the above graphics, we believe that the performance shares, stock option and RSU awards that we have granted to our executive officers are key incentives to drive long-term growth.
Good Governance and Best Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2016:

•	Independent Compensation Committee. The compensation committee is comprised solely of independent directors.

•
Independent Compensation Committee Advisors. The compensation committee engaged its own compensation consultant, Compensia, Inc. (“Compensia”), to assist with its 2016 compensation responsibilities. Compensia performed no other consulting or other services for us in 2016.

•
Annual Executive Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our Company.

•	Stockholder Engagement. Our management team meets frequently with our major stockholders to discuss corporate governance matters, including executive compensation practices.

•
Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

◦
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders;

◦	No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits;

◦
“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid), except (x) as provided for in Mr. Anderman’s employment agreement, (y) as provided in Mr. Luce’s executive transition agreement and (z) that the Performance Shares, as described below, earned based on actual performance, vest in full upon the consummation of a change in control of the Company;

◦	Performance-Based Incentives. We use performance-based short-term and long-term incentives;

◦	Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives;

◦
No Retirement Plans other than 401(k) Plan. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers other than our 401(k) plan which is available to all employees;

◦
No Tax Reimbursements on Perquisites or Personal Benefits. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than, in certain instances, negotiated relocation benefits;

◦
No Special Health or Welfare Benefits. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees, except that the Company reimburses our executive officers for the cost of a $1 million life insurance policy;

◦
Pledging Prohibited. Our executive officers and members of the Board are prohibited from pledging our common stock as collateral to secure loans and our executive officers and members of the Board members may not purchase put and call options or engage in any other hedging transactions through Rule 10b5-1 trading plans;

◦	Succession Planning. We review the risks associated with key executive officer positions to ensure adequate succession plans are in place;

◦	Annual Risk Assessment. The Compensation Committee conducts annual assessments to identify and mitigate risk in our compensation programs; and

◦
Recoupment of Performance-based Equity Awards. Our performance-based equity awards are subject to recoupment in accordance with applicable law and any recoupment policy adopted by the Company from time to time.

Stockholder Advisory Vote to Approve Executive Compensation
At our 2016 annual meeting of stockholders our stockholders approved, in a non-binding advisory vote, the compensation of our named executive officers with 94% of the votes cast voting in favor.  This vote is commonly known as “say-on-pay.”  The compensation committee considered the results of the 2016 say-on-pay vote, and based upon the strong stockholder support, does not believe that our executive compensation program requires material changes. The compensation for each of the Company’s named executive officers for fiscal year 2016 reflects the continued improvements in each individual’s performance and the changes regarding Company’s financial and operating performance. The compensation committee will continue to consider the views of our stockholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements. Consistent with the stated preference of a majority of our stockholders (with approval of over 95% of the shares represented in person or by proxy at the meeting and entitled to vote) at our 2012 annual meeting of stockholders, the compensation committee determined that we will hold a “say-on-pay” vote every year, the next “say-on-pay” advisory vote will be held at the 2017 Annual Meeting.
Objectives and Philosophy of Our Executive Compensation Program
We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our executive officers, including the named executive officers. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our executive officers. The principles and objectives of our compensation and benefits programs for our employees generally, and for our executive officers specifically, are to:

•
attract, engage and retain individuals of superior ability, experience and managerial talent enabling us to be an employer of choice in the highly-competitive and dynamic information technology industry;

•	ensure compensation is closely aligned with our corporate strategies, business and financial objectives and the long-term interests of our stockholders;

•	motivate and reward executives whose knowledge, skills and performance ensure our continued success;

•	ensure that the elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking; and

•	ensure that total compensation is fair, reasonable and competitive.
The compensation components described below simultaneously fulfill one or more of these principles and objectives.

Compensation Determination Process
Historically, the compensation of our executive officers, including the named executive officers, has been highly individualized, resulting from independent negotiations between us and the chief executive officer, on behalf of such individuals, and based on a variety of informal factors considered at the time of the applicable compensation decisions including, in addition to the factors listed above:

•	our financial condition and available resources;

•	the need for a particular position to be filled;

•	the competitive market;

•	the length of service of the executive officer; and

•	comparisons to the compensation levels of our other executives.
Our chief executive officer typically reviews the performance of each of our executive officers on an annual basis, though we do not set a predetermined time for such review. The Board conducts a similar review for our chief executive officer. Our chief executive officer, based on his experience and his review of our executives’ performance, recommends compensation levels for our executive officers, other than himself, to the compensation committee for approval. With respect to compensation levels for our chief executive officer, the compensation committee makes recommendations to the Board for approval.
In 2016, the compensation committee engaged Compensia, a national compensation consulting firm with substantial experience in the technology sector, to evaluate our levels and types of executive compensation and to recommend changes from time to time as appropriate.
On an annual basis, Compensia recommends to the compensation committee for approval a peer group of companies determined based on an analysis of companies in our industry and their relative revenue and market capitalization to be used in evaluating our compensation levels. This peer group is updated as necessary and is comprised of companies in the software and internet software services industry with revenue and market capitalization that we believe reflects the competitive market we will face as a high growth public company.
In July 2015, Compensia updated the Company’s peer group by removing three former peers that were acquired and eight peers whose market capitalization levels were no longer comparable to us, and adding fourteen new peer companies. The updated peer group included twenty technology companies in the software industry, with a preference for software-as-a-service (“SaaS”) companies. This peer group was approved by our compensation committee for purposes of evaluating compensation for 2016 was comprised of the following companies:

Baracuda Networks	Financial Engines	Marketo
Benefitfocus	Gigamon	Proofpoint
Box	GrubHub	Qualys
BroadSoft	HubSpot	SPS Commerce
comScore	Imperva	Veeva Systems
Cornerstone OnDemand	Infoblox	Zendesk
Demandware	LogMeIn

In addition to the peer group, the compensation committee reviews broader market data from the Radford Technology survey. The Radford survey data consists of survey information from a broad set of technology companies with revenues similar to ours. The Radford survey data was incorporated into the Compensia market analysis provided to the compensation committee. Collectively, we refer to the peer group and Radford data as the “market data.” Depending on the position, the compensation committee may favor one set of data or the other or look at a blend of the data based on the robustness of the data source and the closeness of the market data to the responsibilities and duties of the executive officer being reviewed. Base salaries and incentive opportunities may be set below or above median amounts because of factors like expertise, performance, and potential for future contributions.
In determining the 2016 base salaries, target cash bonus opportunities and long-term incentive compensation for our executive officers, including the named executive officers, Compensia provided updated market data showing compensation for similarly situated executives. In evaluating the market data provided by Compensia, the compensation committee gave differing weight to the market data by executive officer based on how closely his or her position and responsibilities appeared to match those for the position the executive was matched against in the market data and did not target a specific percentile ranking against our peer group. The compensation committee and the Board referred to this market data and its own experience in setting 2016 compensation levels for our executive officers to confirm that their decisions were competitive and reasonable.
Components of Our Executive Compensation Program
The individual components of our executive compensation program consist primarily of (i) base salary, (ii) an annual performance-based bonus, (iii) long-term incentive compensation in the form of equity awards, (iv) retirement savings opportunities, (v) post-termination benefits and (vi) various other employee benefits. We view each of these components as related but distinct, reviewing them each individually, as well as collectively to ensure that the total compensation paid to our executive officers meets the objectives of our executive compensation program. Not all compensation components are provided to each executive officer. Instead, we determine the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the market in which we compete for talent based on the experience of members of the compensation committee, the length of service of our executive officers, internal parity of compensation among our executive officers, the criticality of the executive for our business, the marketability of the executive in the market, our overall performance and other considerations the compensation committee deems relevant. The compensation committee endeavors to make compensation decisions that are consistent with our recruiting and retention goals. The compensation committee reviews each compensation component for internal parity and consistency between executive officers with similar levels of responsibility.
We strive to achieve an appropriate mix between cash and equity incentives to meet our objectives. We do not currently have any policies for allocating compensation between short-term and long-term compensation or cash and non-cash. While we use both short-term and long-term compensation components, our strategy with respect to the compensation of our executive officers is to tie a greater percentage of their total compensation to performance-based compensation, which we achieve through the use of annual bonuses and performance-based equity awards. Base salaries paid to our executive officers are kept at a competitive level, as determined by the compensation committee based on their experience and their review of market data, with the opportunity for each executive officer to achieve higher total compensation through bonuses and equity incentives if we perform well over time. We emphasize equity compensation because we believe that because the achievement of our business and financial objectives will be reflected in the value of our equity, thereby increasing stockholder value, our executive officers will be incentivized to achieve these objectives when a larger percentage of their total compensation is tied to the value of our stock. In order to accomplish these goals, we have historically used stock options, RSUs and performance shares (“Performance Shares”) as a significant component of compensation. However, in fiscal year 2016 (except for the grant of stock options to Mr. Anderman in accordance with his employment agreement), we eliminated stock options from the type of equity awards granted to our executive officers and will instead focus on a mixture of RSUs and Performance Shares as we believe RSU awards satisfy our retention objectives for our key executive officers and Performance Shares are sufficient for increasing long-term stockholder value, and we believe such awards minimize dilution. While we offer competitive base salaries, we believe bonuses and stock-based compensation are significant motivators in retaining and rewarding employees for technology companies.
While we have identified particular compensation objectives that each component of our executive officers’ compensation serves, our executive compensation program is designed to be flexible and complementary and to collectively serve all of the compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual component, to a greater or lesser extent, serves each of our objectives.
Base Salaries
In general, base salaries for our executive officers are initially established through arm’s-length negotiation at the time the executive officer is hired or promoted to an executive officer position, taking into account such individual’s qualifications, experience and salary prior to joining the Company or prior to being promoted to an executive officer position. We strive to maintain base salaries for our executive officers that are competitive, while remaining cost-effective.
Periodic adjustments to the base salaries of our executive officers, including the named executive officers, are based on the level of each individual’s responsibilities, individual contribution, prior experience and sustained performance and the base salaries paid to executives with similar responsibility at peer companies.
The following summarizes the changes made to base salaries of our named executive officers in 2016:

•
In February 2016, the compensation committee recommended to the Board, and the Board approved, based on evaluation of market data and Mr. Corr’s effective leadership as our CEO, as evidenced by the Company’s financial and operational results, that Mr. Corr’s base salary be increased to $410,000, an increase of 9.3% from his 2015 base salary.

•
In January 2016, the compensation committee determined to increase Mr. Luce’s base salary by 12.5% to $315,000 to provide a more competitive salary in comparison to the market data and to increase Mr. Tyrrell’s base salary 17.4% to $320,000 based on his performance, his position and his responsibilities within the Company.

•	Pursuant to his employment agreement, Mr. Anderman’s base salary as our executive chairman was reduced to $369,000 for 2016.

•
In May 2016, the Compensation Committee approved paying Ms. Simpson a base salary of $300,000 in 2016 in connection with her commencement of employment as our executive vice president of human resources.

The actual base salaries paid to our named executive officers during 2016 are set forth in the “2016 Summary Compensation Table.”

Annual Cash Bonuses
In addition to base salaries, annual performance-based cash bonus opportunities are provided to our executive officers, including the named executive officers, based on both the Company’s performance relative to financial and operating goals established by the compensation committee and the Board as well as each individual named executive officer’s performance relative to individual performance goals established for the named executive officer. As discussed above, in determining target cash bonus opportunities, the compensation committee, and in the case of our CEO, the Board, considers market data to confirm that their decisions were competitive and reasonable.
Target Annual Cash Bonus Opportunities
In January 2016, the compensation committee determined, based on an evaluation of market data, to maintain the cash bonus opportunities for Messrs. Luce and Tyrrell at the same levels as in 2015. In February 2016, based on the recommendation of the compensation committee, the Board determined to maintain Mr. Corr’s cash bonus opportunity at the same level as in 2015. In May 2016, in connection with her commencement of employment as our executive vice president of human resources, the Compensation Committee approved awarding Ms. Simpson a target cash bonus opportunity equal to 50% of her base salary for 2016. Pursuant to his employment agreement, Mr. Anderman’s target cash bonus opportunity was maintained at the same level as in 2015.
In approving all target annual cash bonus opportunities, the compensation committee and in the case of our CEO, the Board, considered the market data to understand how the target bonuses and the target total cash compensation compared to market, but they did not target a specific market percentile in establishing the target bonuses for the executive officers.
The target annual cash bonus opportunities for our named executive officers for 2016 were as follows:

Name and Principal Position	Target Bonus Percentage of Base Salary (%)	Target Bonus Cash Value ($)
Jonathan Corr, President and Chief Executive Officer	100%	$410,000
Edgar Luce, EVP & Chief Financial Officer	60%	$189,000
Sigmund Anderman, Executive Chairman	100%	$369,000
Melanie Simpson, EVP of Human Resources	50%	$150,000
Joseph Tyrrell, EVP of Corporate Strategy	80%	$256,000
Performance Measures
Under their bonus arrangements, Messrs. Corr, Anderman, Luce, Tyrrell and Ms. Simpson were entitled to receive these amounts if bonus goals were achieved at target. Notwithstanding the goals discussed below, the compensation committee and, with respect to our CEO, the Board, retain complete discretion over whether any additional compensation is paid to the executives if bonus goals are achieved at a level greater than target and the amount of any such compensation, as well as whether any compensation under the bonus program will be paid to the executives in the event the bonus goals are not achieved at target and the amount of any such compensation.
The goals for Messrs. Corr, Anderman, Luce, Tyrrell and Ms. Simpson were based on the Company’s overall financial performance, measured in terms of achieving revenue and EBITDASC as a percentage of revenue (“EBITDASC” defined as earnings before interest, taxes, depreciation, amortization and stock compensation expense) in 2016. In order for the executive officers to be eligible for a bonus equal to 100% of target, the Company needed to achieve approximately $320 million in revenue and 28% in EBITDASC. In order for the executive officers to be eligible for the maximum bonus of 200% of target, the Company needed to achieve approximately $381 million in revenue as reported in the Company’s 10-K and 32% in EBITDASC. The bonus payment, as a percentage of the target bonus, increases from 100% to 200% based on increased achievement between the target and maximum goals for each of Revenue and EBITDASC.
In addition, other operational goals were considered, including increasing the number of contracted Encompass users to at least 185,000, achieving high marks on several independent client satisfaction metrics, achieving a high level of service availability, and delivering components of the Company’s next generation software platform during 2016 on schedule and on budget, as well as (except for Mr. Anderman) the relative performance of each executive officer, which the compensation committee could consider in determining the final bonus payouts. In early 2017, the compensation committee and the Board determined, based on the Company’s performance during 2016, including 2016 revenue of $360.3 million, EBITDASC as a percentage of revenue of 31.4%, contracted Encompass users of 215,769 as of December 31, 2016 as well as successful achievement of the other corporate measures, that the aggregate achievement percentage for the corporate goals equaled 165% of target. The compensation committee, with input from our CEO (except with respect to his own compensation), also considered the individual performance of the executives. Based on its comprehensive review, the committee determined that each named executive officer would be paid a bonus equal to 165% of target.
We have put in place a substantially similar bonus program for our named executive officers for 2017.
Long-Term Incentive Compensation
Our long-term incentive awards are designed to align the interests of our employees, including our named executive officers, with the interests of our stockholders. Because an executive officer’s ability to earn his or her awards is based on continued employment, these awards also encourage the retention of our named executive officers through the vesting or performance period of the awards.
In determining the size of the long-term incentive compensation to be awarded to our executive officers, including the named executive officers, the compensation committee considers a number of factors, such as the relative job scope, the value of outstanding long-term incentive awards, individual performance history, prior contributions to us and the size of prior awards. The compensation committee, and in the case of our CEO, the Board also draws upon the experience of their members, and an analysis of competitive market data. Typically, our CEO recommends the size of the long-term incentives (except with respect to his own award) at levels he considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value and recommends these awards to the compensation committee for approval. The compensation committee recommends the size of the awards for our CEO to the Board for approval.
To reward and retain our executive officers in a manner that best aligns their interests with stockholders’ interests, we historically used stock options, RSUs and Performance Shares as the primary incentive vehicles for long-term compensation. Beginning in fiscal year 2016 (except for the grant of stock options to Mr. Anderman in accordance with his employment agreement) we ceased granting options to executive officers as we believe that Performance Shares are sufficient for increasing long-term stockholder value by linking the potential value our executive officers can receive to the achievement of financial performance criteria that closely ties to our business strategy. We continue to use RSU awards to satisfy our retention objectives for our key executive officers, and believe Performance Shares and RSU awards help to minimize our dilution.
We typically make grants in connection with the commencement of employment, promotions and periodic “refresher” grants.

2016 Equity Awards
As part of our established compensation philosophy linking our executive officer annual equity grants with the performance of the Company, the compensation committee and the Board approved certain equity awards and the 2016 Senior Executive Performance Share Program (the “2016 Program”) under the 2011 Equity Incentive Award Plan (the “2011 Plan”).
On February 10, 2016, the compensation committee granted RSU awards and Performance Shares under the 2016 Program to Messrs. Luce and Tyrrell and, upon a recommendation by the compensation committee, the Board approved RSU and Performance Share grants to Mr. Corr.
On February 10, 2016, pursuant to his employment agreement, the compensation committee granted stock options and performance-based RSUs to Mr. Anderman. The performance-based RSUs convert into a number of shares of our common stock based on the achievement of the Company’s corporate goals applicable to the executive cash bonus plans during 2016.
On July 11, 2016, the Board approved an initial RSU grant to Ms. Simpson with an initial value equal to $1.2 million in connection with her commencement of employment as our executive vice president of human resources.
The RSUs granted to our named executive officers vest in substantially equal annual installments over four years on each anniversary of the grant date. The stock options granted to Mr. Anderman vest 25% upon the first anniversary of the grant data and then monthly thereafter until the fourth anniversary of the grant date.
2016 Performance Share Awards
Under the 2016 Program, our named executive officers, other than Mr. Anderman and Ms. Simpson, were granted Performance Shares that provided for zero to two shares of our common stock per Performance Share (i.e. zero to 200% of the target Performance Share level), based on our level of achievement against the goals established for the performance period.
The number of our shares of common stock that could be earned under the Performance Shares was dependent on our achievement of certain pre-established target levels for annual revenue growth as reported in the Company’s 10-K and annual growth in the number of contracted users for the one-year performance period commencing on January 1, 2016 and ending on December 31, 2016. After the completion of the performance period, 25% of the earned shares would immediately vest, while the remaining earned shares would vest with respect to 25% of the earned shares on each of the first three anniversaries of the 2016 Performance Share Determination Date, subject to continuous employment of the named executive officer through each such date. Under the terms of the 2016 Program, the performance goals may not be changed for a performance period once set except to reflect extraordinary events, and the compensation committee may not use its discretion to increase the number of shares issuable to a participant for a performance period. Notwithstanding the foregoing, the compensation committee had the right to terminate, modify or suspend the 2016 Program and related Performance Shares at any time prior to the completion of the performance period.
The following table sets forth the target number of shares of our common stock underlying each Performance Share that was granted to the named executive officers:

Executive Officer	Performance Share Grant at Target
Jonathan Corr, President & Chief Executive Officer	26,765
Edgar Luce, EVP & Chief Financial Officer	6,901
Joseph Tyrrell, EVP of Corporate Strategy	6,901

In determining the target number of Performance Shares for the named executive officers above, the compensation committee considered, among other things, the Company’s strong business results and each named executive officer’s leadership, experience and the relative position of his target total direct compensation opportunity to industry peers, and the impact of eliminating stock options from his total direct compensation opportunity.
The number of shares of our common stock underlying the Performance Shares earned under the 2016 Program were issued in the first quarter of 2017 after the compensation committee determined the level of achievement of our performance goals (the “2016 Performance Share Determination Date”) following the filing of our annual report on Form 10-K for fiscal year ended December 31, 2016.
Below is the chart of the performance criteria and the potential number of common stock underlying the Performance Shares that could be earned and awarded as a percent of the target Performance Share amount.

	Performance Period Revenue Growth Rate
		15%	21%	26%	30%	34%	36%
Number of Contracted Users (at end of Performance Period)	≥ 175,000	50	70	90	100	125	150
	≥ 185,000	65	80	100	125	145	175
	≥192,500	80	90	125	135	160	190
	≥200,000	90	100	135	150	175	200
All achievement percentages greater than 50% were to be pro-rated between the numbers appearing on the above chart based on the Performance Period Revenue Growth Rate.
On February 22, 2017, the 2016 Performance Share Determination Date, the compensation committee determined that our level of achievement of the performance goals was at 200% with revenue growth rate of approximately 42% and contracted users as of the end of the fiscal year of greater than 200,000. Accordingly, our named executive officers were awarded and issued the number of shares of common stock set forth in the table below on March 24, 2017, with 25% of the shares immediately vested and the remaining shares vesting with respect to 25% of the shares on each of the first three anniversaries of the 2016 Performance Share Date, subject to continuous employment of the participant through such dates.

Executive Officer	Performance Share Grant at Target
Jonathan Corr, President & Chief Executive Officer	53,530
Edgar Luce, EVP & Chief Financial Officer	13,802
Joseph Tyrrell, EVP of Corporate Strategy	13,802
The compensation committee approved a substantially similar program for Performance Shares for 2017.
Performance-Based RSUs
On February 10, 2016, pursuant to his employment agreement, the compensation committee granted 6,692 performance-based RSUs to Mr. Anderman. The performance-based RSUs convert into a number of shares of our common stock based on the achievement of the Company’s corporate goals applicable to the executive cash bonus plans during 2016 (i.e. achieving revenue and EBITDASC as a percentage of revenue). Accordingly, due to the Company’s financial performance in 2016, measured in terms of revenue of $360.3 million and EBITDASC as a percentage of revenue of 31.4%, the aggregate achievement percentage for the corporate goals equaled 165% of target and Mr. Anderman’s performance-based RSUs converted into 11,040 shares of our common stock (6,692 x 165%). The shares of common stock vest in substantially equal annual installments over four years on each anniversary of the grant date. In February 2017, the compensation committee granted Mr. Anderman additional performance-based RSUs pursuant to his employment agreement.
Perquisites
Except for negotiated relocations packages in connection with the hiring or promotion of new executive officers as well as the term life insurance policies discussed below, we generally do not provide our executive officers with any perquisites or personal benefits that are not provided to our employees generally.
Health and Welfare Benefits
We provide standard employee benefits to our full-time employees in the United States, including our named executive officers, which include health, disability, life insurance and a Section 401(k) plan as a means of attracting and retaining our employees. Additionally, the Company provides for a $1 million life insurance policy for each named executive officer. Premiums for the term life insurance policies are paid by the individual, but reimbursed by the Company and are intended to provide liquid funds to the executive officer’s estate and or spouse for the purposes of exercising stock options in the event of his or her untimely death. Under the tax rules, our named executive officers are subject to ordinary income with respect to reimbursement of the term life insurance premiums. We do not believe these additional benefits are a significant element of our compensation program.
Post-Employment Compensation Arrangements
We have entered into written employment or change in control severance agreements, as applicable, with each of our named executive officers. Each of these agreements was approved by the compensation committee or, in certain instances, by our Board. These agreements set forth the rights and responsibilities of each party and protect both parties’ interests in the event of a termination of employment by providing the named executive officer with the opportunity to receive certain postemployment payments and benefits in the event of a termination of employment under certain circumstances, including, but not limited to, following a change of control of the Company.
We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are intended to keep executive officers working to achieve our goals despite a possible change of control and are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances that may or may not be linked to a change in control of the Company to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
In determining payment and benefit levels under the various circumstances triggering the post-employment compensation provisions in our agreements, the Committee has drawn a distinction between (i) terminations of employment by the Company for cause and voluntary terminations of employment without good reason and (ii) terminations of employment by the Company without cause or by the named executive officer with good reason. Severance benefits in the event of a termination by the Company without cause or by the named executive officer with good reason, including, but not limited to, following a change of control of the Company, have been deemed appropriate in light of the benefits to the Company described above, as well as the likelihood that the named executive officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or a decision by the named executive officer to end his relationship with us.
As noted above, our agreements contain post-employment compensation arrangements in the event of a change of control of the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. As such, we believe that these arrangements appropriately align the interests of management and stockholders when considering the long-term future for the Company.
All payments and benefits in the event of a change of control of the Company are payable only if there is a subsequent qualifying loss of employment by a named executive officer (commonly referred to as a “double-trigger” arrangement), except (x) as provided for in Mr. Anderman’s employment agreement and (y) that the Performance Shares, as described below, earned based on actual performance vest in full upon the consummation of a change in control of the Company. In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change of control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
Historically, we have avoided the use of excise tax payments (or “gross-ups”) relating to a change of control of the Company and have no such obligations in place with respect to any of our named executive officers. Consistent with our historical practice, we intend to continue to refrain from providing excise tax payments relating to a change of control of the Company.
For additional information on the potential payments to the named executive officers, please see below the sections captioned “Employment Agreements and Offer Letters” and “Potential Payments Upon Change in Control, Upon Termination Apart From a Change in Control and Upon Termination Following Change in Control.”
Tax Considerations
The compensation committee considers the potential future effects of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our chief executive officer and each of the other named executive officers (other than our chief financial officer), unless compensation satisfies the condition of an exemption from the deduction limit, such as the exemption for “performance-based compensation”. In approving the amount and form of compensation for our named executive officers, the Board and compensation committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m). However, the Board, or committee thereof, may, in its judgment, authorize compensation payments that do not comply with exemptions from Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent. At the 2016 annual meeting of stockholders, the Company’s stockholders approved the Company’s Executive Incentive Plan, the purpose of which is to motivate and reward our eligible employees, including our named executive officers, for their service by providing incentive compensation in the form of cash bonuses and equity compensation. It is the Company’s intention, and the intention of our compensation committee, to administer the Executive Incentive Plan in compliance with Section 162(m)

with respect to incentive compensation awarded to our named executive officers. However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, we cannot guarantee that the awards under the Executive Incentive Plan or any other arrangement we maintain will qualify for exemption under Section 162(m).
2016 Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen-sation ($)(3)	All Other Compen-sation ($)(4)	Total ($)

Jonathan Corr	2016	$410,000	$266,500	$3,200,024	$—	$410,000	$8,910	$4,295,434
Chief Executive Officer	2015	375,000	365,625	1,289,541	621,208	375,000	8,950	3,035,324
	2014	310,000	11,000	648,180	333,845	310,000	8,220	1,621,245

Edgar Luce	2016	315,000	122,850	825,084	—	189,000	12,512	1,464,446
Executive Vice President and	2015	280,000	168,000	540,916	260,574	168,000	11,150	1,428,640
Chief Financial Officer	2014	280,000	1,000	498,600	256,804	168,000	10,000	1,214,404

Sigmund Anderman	2016	369,000	239,850	400,048	399,913	369,000	37,528	1,815,339
Founder, Executive Chairman	2015	410,000	410,000	1,400,016	1,399,909	410,000	35,438	4,065,363
	2014	410,000	21,000	2,746,525	2,141,751	410,000	34,288	5,763,564

Melanie Simpson (5)	2016	137,500	100,000	1,200,060	—	113,239	25,571	1,576,370
Executive Vice President,
Human Resources

Joseph Tyrrell (6)	2016	320,000	166,400	825,084	—	256,000	8,695	1,576,179
Executive Vice President,	2015	272,500	220,000	552,171	266,622	220,000	27,131	1,558,424
Corporate Strategy
____________________

(1)
Our management bonus program for 2016 provided for payments of up to a maximum of 200% of our named executive officers’ target bonus amounts based upon performance. Amounts reported in the bonus column represent the amount of each bonus paid to our named executive officers that was discretionarily awarded above target under the management bonus program and, as discussed above, took into account achievement against certain individual performance goals. In the case of Ms. Simpson, amount reflects a $100,000 signing bonus paid under the terms of her offer letter.

(2)
The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Notes 2 and 10 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

•
For the Performance Shares awarded under the 2016 Program as well as performance-based RSUs granted to Mr. Anderman, the amount reported represents the grant date fair value of the Performance Shares and performance-based RSUs at 100% achievement of performance conditions.

•
The table below sets forth the grant date fair value determined in accordance with ASC Topic 718 principles established each year for the performance-related component of these awards based upon the probable outcome and the maximum possible outcome of the performance-related component as of the grant date. See “Long-Term Incentive Compensation” above for a more complete description of the Performance Shares and performance-based RSUs. Ms. Simpson did not receive Performance Shares in 2016.

Name	Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)
Jonathan Corr	2016	$1,600,012	$3,200,024
Edgar Luce	2016	412,542	825,084
Sigmund Anderman	2016	400,048	659,971
Joseph Tyrrell	2016	412,542	825,084

(3)
Represents amounts paid under our management bonus program at 100% of our named executive officer’s target bonus. In the case of Ms. Simpson, amount has been pro-rated due to her employment beginning in July 2016.

(4)
Represents: (i) $7,950 in 401(k) matching contributions made to each of Messrs. Corr, Luce, Anderman, Tyrrell and Ms. Simpson; (ii) $420, $2,200, $26,488, $745 and $898 for Messrs. Corr, Luce, Anderman, Tyrrell and Ms. Simpson, respectively, for the purchase of executive life insurance; (iii) $16,586 in relocation expense reimbursement to Ms. Simpson; and (iv) $540, $2,362, $3,090 and $138 for Messrs. Corr, Luce, Anderman and Ms. Simpson, respectively for group term life insurance.

(5)	No compensation disclosure is included for 2014 and 2015 for Ms. Simpson because she commenced employment with the Company in July 2016.

(6)	No compensation disclosure is included for 2014 for Mr. Tyrrell because he became a named executive officer in 2015.

Grants of Plan-Based Awards in 2016 Table
The following table provides information regarding equity-grant awards and plan-based cash bonus awards to each of our named executive officers during the fiscal year ended December 31, 2016.

Name	Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
				Target	Maximum
Jonathan Corr	RSU	2/10/2016	$—	—	—	26,765	$59.78	$1,600,012
	Performance Share Program	2/10/2016	—	26,765	53,530	—	59.78	1,600,012
	Bonus		410,000	—	—	—	—	—

Edgar Luce	RSU	2/10/2016	—	—	—	6,901	59.78	412,542
	Performance Share Program	2/10/2016	—	6,901	13,802	—	59.78	412,542
	Bonus		189,000	—	—	—	—	—

Sigmund Anderman	Option Award	2/10/2016	—	—	—	14,506	59.78	399,913
	Performance-based RSU	2/10/2016	—	6,692	11,040(5)	—	59.78	400,048
	Bonus		369,000	—	—	—	—	—

Melanie Simpson	RSU	8/15/2016				12,302	97.55	1,200,060
	Bonus		113,239	—	—	—	—	—

Joseph Tyrrell	RSU	2/10/2016	—	—	—	6,901	59.78	412,542
	Performance Share Program	2/10/2016	—	6,901	13,802	—	59.78	412,542
	Bonus		256,000	—	—	—	—	—
____________________

(1)
Represents the target management bonus amounts for 2016 for Messrs. Corr, Luce, Anderman, Tyrrell and Ms. Simpson, pursuant to the 2016 executive bonus plan. In the case of Ms. Simpson, amount has been prorated due to her employment beginning in July 2016. Actual amounts paid to our named executive officers are set forth in the section titled “2016 Summary Compensation Table.” There is no minimum or maximum threshold for management bonuses.

(2)
The stock award table above reports the Performance Shares or, in the case of Mr. Anderman, performance-based RSUs, granted to our named executive officers for fiscal 2016. Under the Program the number of shares of common stock that may be granted and issuable pursuant to the Performance Shares will range from zero to the maximum amounts disclosed based on the Company’s achievement of certain financial and operational goals during the period from January 1, 2016 to December 31, 2016 related to both year-over-year revenue growth and growth in the number of contracted users of Encompass during the period.

(3)	The vesting of each stock award and option granted in 2016 is set forth in the Outstanding Equity Awards at 2016 Fiscal Year-End Table below.

(4)
Amounts represent the grant date fair value of stock options and stock awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Notes 2 and 10 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(5)
Mr. Anderman was awarded stock options and performance-based RSUs on February 10, 2016. The number of shares of common stock issuable upon vesting of the performance-based RSUs is calculated by multiplying the percentage of achievement the Board or compensation committee certifies for the fiscal year 2016 performance goals applicable to the company-wide short term incentive program related to year-over-year revenue growth and maintaining certain profit margins times the number of RSUs vesting on such date.

Outstanding Equity Awards at 2016 Fiscal Year-End Table
The following table presents certain information concerning outstanding equity awards held by each of our named executive officers on December 31, 2016, the last day of our fiscal year.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unex- ercised Options (#) Exer- cisable	Number of Securities Underlying Unex- ercised Options (#) Unex- ercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)(2)	Market Value of Shares, Units or Other Rights That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Jonathan Corr	2/4/2013		1,042	$19.60	2/4/2023
	2/5/2014	374	7,584	24.93	2/5/2024
	2/11/2015	12,960	15,319	46.24	2/11/2025
	2/5/2014					6,500	543,920
	2/11/2015					10,458	875,125
	2/10/2016					26,765	2,239,695
	2/4/2013					6,875	575,300
	2/5/2014					12,350	1,033,448
	2/11/2015					20,916	1,750,251
	2/10/2016							53,530	4,479,390

Edgar Luce	8/26/2010	1,110	—	8.85	8/26/2020
	8/17/2011	8,469	—	5.02	8/17/2021
	2/4/2013	1,770	730	19.60	2/4/2023
	2/5/2014	4,166	5,834	24.93	2/5/2024
	2/11/2015	5,435	6,427	46.24	2/11/2025
	2/5/2014					5,000	418,400

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unex- ercised Options (#) Exer- cisable	Number of Securities Underlying Unex- ercised Options (#) Unex- ercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)(2)	Market Value of Shares, Units or Other Rights That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
	2/11/2015					4,387	367,104
	2/10/2016					6,901	577,476
	2/4/2013					4,811	402,584
	2/5/2014					9,500	794,960
	2/11/2015					8,772	734,041
	2/10/2016							13,802	1,154,951

Sigmund Anderman	8/26/2010	230	—	8.85	8/26/2020
	9/16/2010	2,605	—	8.85	9/16/2020
	8/17/2011	18,081	—	5.02	8/17/2021
	2/4/2013	47,916	2,084	19.60	2/4/2023
	2/5/2014	35,416	14,584	24.93	2/5/2024
	12/31/2014	38,324	38,324	40.32	12/31/2024
	1/5/2015	34,331	37,317	40.33	1/5/2025
	2/10/2016	3,022	11,484	59.78	2/10/2026
	2/5/2014					12,500	1,046,000
	2/4/2013					13,750	1,150,600
	2/5/2014					23,750	1,987,400
	12/31/2014					55,806	4,669,846
	1/5/2015					52,074	4,357,552
	2/10/2016							11,040	923,827

Melanie Simpson	8/15/2016					12,302	1,029,431

Joseph Tyrrell	2/19/2013	7,916	834	21.81	2/19/2023
	5/3/2013	3,296	868	24.39	5/3/2023
	5/6/2014	6,054	5,418	25.30	5/6/2024
	3/23/3015	4,459	5,736	55.30	3/23/2025
	5/3/2013					1,026	85,856
	5/6/2014					3,954	330,871
	3/23/2015					3,618	302,754
	2/10/2016					6,901	577,476
	3/23/2015					7,744	648,018
	2/10/2016							13,802	1,154,951
___________________

(1)
These stock options were granted with a standard four year vest schedule; 25% of the total number of shares underlying the options will be vested on the one year anniversary of the grant date, and an additional 1/48th of the total number of shares shall be vested on the anniversary of each month thereafter, until all shares are vested on the fourth anniversary of the grant date.

(2)
This column represents the 2013 Performance Shares, 2014 Performance Shares, and 2015 Performance Shares. With respect to each of the 2013, 2014 and 2015 Performance Shares, the named executive officers satisfied the performance criteria for the applicable 12-month period, with 25% of the shares immediately vested upon award, and the remaining 75% vesting with respect to 25% of the shares on each of the first three anniversaries of the Performance Share Determination Date, subject to continuous employment of the participant through such dates.

(3)
This column represents the 2016 Performance Shares granted to our named executive officers as well as performance-based RSUs granted to Mr. Anderman based on actual performance. The named executive officers satisfied the performance criteria for calendar year 2016 at the 200% level with 25% of the shares immediately vested on March 24, 2017 and the remaining 75% vesting in equal installments on each of the first three anniversaries of the Performance Share Determination Date, February 22, 2017, subject to continuous employment of the participant through such date. See “Long-Term Incentive Compensation” above in this Proxy Statement for a more complete description of these Performance Shares and the Program. Mr. Anderman’s performance-based RSUs entitle Mr. Anderman to shares of common stock equal to 165% of the number of performance-based RSUs, with 25% immediately vested on and the remaining 75% vesting in equal installments on each of the shares on each of the first three anniversaries of the Performance Share Determination Date, subject to continuous employment of the participant through such dates.

(4)	The dollar amounts shown are determined by multiplying the number of unvested or unearned shares or units by $83.68, the closing price of our common stock on the last trading day of fiscal 2016.
Option Exercises and Stock Vested in 2016 Table
The following table presents certain information regarding the vesting of stock awards previously granted and stock options exercised by our named executive officers during the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jonathan Corr	42,000	$2,688,508	54,758	$4,918,507
Edgar Luce	60,000	4,507,688	38,451	3,490,408
Sigmund Anderman	19,920(2)	1,936,622	122,835	122,835
Melanie Simpson	—	—	—	—
Joseph Tyrrell	—	—	6,786	556,673
____________________

(1)	Amounts reported represent the difference between the exercise price of the option and the closing trading price of our common stock on the date of exercise.

(2)
On September 28, 2016, Sigmund Anderman exercised 19,920 Incentive Stock Options. The value realized on exercise represented in this table for such shares is based on the difference between the closing fair market value of our common stock on the respective exercise date and the option exercise price paid, even though Mr. Anderman had not sold the underlying shares as of December 31, 2016.

Pension Benefits
We do not maintain any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plans.
Employment Agreements and Offer Letters
Mr. Corr
In January 2015, we entered into an employment agreement with Mr. Corr that sets forth the terms and conditions of his employment as our president and CEO. The employment agreement provides for Mr. Corr to be paid an initial base salary of $375,000 in 2015, which amount was increased by our Board to $410,000 for 2016, and to be granted certain equity awards in 2015 in connection with his promotion to CEO. The employment agreement also provides for Mr. Corr to be eligible for a target bonus equal to 100% of his base salary and to participate in the same benefit plans as the other senior executive officers of the Company. In addition, the Company will reimburse Mr. Corr for reasonable travel, entertainment and other expenses incurred by Mr. Corr in furtherance of his duties to the Company, and the Company will continue to maintain a $1 million life insurance policy for his benefit as well as continue to provide premium payments for any other life insurance policies maintained by the Company for his benefit.
Under his employment agreement, if Mr. Corr’s employment is terminated without cause or he experiences a constructive termination of employment, as those terms are defined in the employment agreement, and he provides us a general release of claims within 60 days following such termination of employment, we must provide a severance payment equal 24 months of his base salary at the rate in effect immediately prior to his termination of employment, plus continued payments for health coverage under COBRA for no more than 24 months, plus, if the termination occurs on or prior to the second anniversary of a change in control of the Company, then the vesting of each equity award held by him will be fully accelerated and, to the extent applicable, such equity award will be exercisable for the duration of its original term. Mr. Corr’s right to severance payments is conditioned upon his compliance with his confidentiality and non-solicitation obligations to the Company and any breach of such obligations may result in the recovery by us of any severance payments made to Mr. Corr. If Mr. Corr dies or becomes permanently disabled, then the vesting of each stock option and other equity award will fully accelerate.
Mr. Luce
In March 2017, we entered into an executive transition agreement with Mr. Luce in connection with Mr. Luce’s resignation as our executive vice president and chief financial officer effective as of March 31, 2017. The executive transition agreement provides that Mr. Luce will serve as an executive advisor to the Company for a term ending March 31, 2018. During the term of the agreement, Mr. Luce will receive a base salary of $315,000 but will not be eligible for any bonus compensation and his equity awards will continue to vest. In the event Mr. Luce is terminated without cause (as defined in the agreement) by the Company during the term of the agreement, all his equity awards that would otherwise vest during the term will immediately vest.
Mr. Anderman
In January 2015, we entered into an amended and restated employment agreement with Mr. Anderman that sets forth the terms and conditions of his employment as our executive chairman of the Board. The agreement provides that Mr.

Anderman will serve as the executive chairman of the Board for a term ending December 31, 2019. Under the agreement, Mr. Anderman received an annual base salary of $410,000 for 2015 that is automatically reduced each year by approximately 10% until it reaches $246,000 in 2019. In addition, Mr. Anderman is entitled to an annual target bonus equal to 100% of his base salary, which will be entirely based upon the corporate goals established for the senior executive bonus program. The agreement also provides that Mr. Anderman was to be granted a stock option award plus a performance-vesting restricted stock unit award in each of 2015, 2016, 2017, 2018 and 2019, each having grant date fair values of $1,400,000 in 2015, $400,000 in 2016, $300,000 in 2017, $200,000 in 2018 and $160,000 in 2019. Each of the options will have a four-year, employment-based vesting schedule, and the shares of our common stock subject to the restricted stock unit awards will be earned based upon the achievement of the corporate goals established for the senior executive bonus program. The number of shares of our common stock issuable under the restricted stock unit awards will increase or decrease based on overachievement or underachievement, respectively, of the corporate goals established for the senior executive bonus program.
Under the agreement, Mr. Anderman is also entitled to participate in the same benefit plans as the other senior executive officers of the Company, and the Company will continue to maintain a $2 million life insurance policy for his benefit as well as continue to provide premium payments for any other life insurance policies maintained by the Company for his benefit. In addition, the Company will reimburse Mr. Anderman for reasonable travel, entertainment and other expenses incurred by him in furtherance of his duties to the Company.
Mr. Anderman is also entitled to a severance payment equal to the lesser of either 36 months of his base salary plus target bonus, at the rate in effect immediately prior to his termination of employment, or the aggregate amount of base salary and target bonuses he would have been eligible through the termination date of his employment agreement, December 31, 2019 (the “Termination Date”), had he continued to be employed through the Termination Date, plus continued payments for health coverage under COBRA for no more than the lesser of 36 months or the period until the Termination Date, if his employment is terminated without cause or he experiences a constructive termination of employment, as those terms are defined in his employment agreement. Mr. Anderman’s severance is conditioned upon (i) him providing us a general release of claims within 60 days of such termination and (ii) his compliance with his confidentiality and non-solicitation obligations to the Company. Any breach of such obligations may result in the recovery by us of any severance payments made to Mr. Anderman.
In addition, if Mr. Anderman’s employment is terminated without cause or he experiences a constructive termination of employment, the vesting of each equity award held by him will be fully accelerated and, to the extent applicable, such equity award will be exercisable for the duration of its original term.  If Mr. Anderman dies, becomes permanently disabled or continues to serve as executive chairman through the Termination Date, then the vesting of each stock option and other equity award will fully accelerate and each stock option will remain exercisable for its full term.
Ms. Simpson
In May 2016, we entered into an offer letter with Ms. Simpson in connection with the commencement of her employment with the Company as executive vice president of human resources, which provides that she will receive an initial annual salary of $300,000 and a one-time signing bonus of $100,000, will be eligible to receive a cash bonus with a target of 50% of her base salary, and will receive an initial RSU grant with an initial value equal to $1,200,000.
Mr. Tyrrell
In March 2015, we entered into a promotion letter with Mr. Tyrrell in connection with his promotion to executive vice president of corporate strategy, which provides that Mr. Tyrrell will receive an initial annual salary of $275,000, which amount was increased by our Board to $320,000 for 2016, will be eligible to receive a cash bonus with a target of 80% of his base salary, and will receive an initial equity award with a grant date fair value of $800,000, divided equally into stock options, RSU awards and Performance Shares under the 2015 Senior Executive Performance Share Program.
Change-in-Control Severance Agreements
In October 2014, we entered into change in control severance agreements with Messrs. Corr and Luce, which replaced change in control severance agreements entered into with these executive officers in September 2010. Mr. Corr’s January 2015 employment agreement replaces and supersedes the change in control severance agreement entered into with him. In March 2015, we entered into a change in control severance agreement with Mr. Tyrrell and in July 2016, we entered into a change in control severance agreement with Ms. Simpson. Mr. Luce’s change in control severance agreement remains in full force and effect during the term of Mr. Luce’s executive transition agreement (discussed above). Under the terms of the change in control severance agreements, the executive officer will be entitled to receive severance payments and benefits and accelerated vesting if his or her employment is terminated other than for cause or as the result of a constructive termination within 60 days prior to or 12 months following a change in control of the Company, in each case, within the meaning of the change in control severance agreements, and such executive officer provides us a general release of claims within 60 days following such termination. The severance benefits consist of a lump sum cash payment equal to 12 months’ base salary, as well as continued payment of group health continuation coverage premiums for the executive officer and his or her eligible dependents under COBRA beginning on the date of termination and ending on the earlier of (i) 12 months after the date when the employment termination is effective and (ii) the date upon which the executive officer or his or her eligible dependents become eligible for coverage under another plan. In addition, the vesting of each equity award held by the executive officer will be fully accelerated and, to the extent applicable, such equity award will be exercisable for the duration of its original term. The initial term of change in control severance agreements is three years, and thereafter the agreements automatically renew for successive one year terms unless the Company provides written notice of non-renewal to the executive officer at least 180 days prior to the expiration of the then-current term.
Potential Payments Upon Change in Control, Upon Termination Apart From a Change in Control and Upon Termination of Employment Following Change in Control
Potential Payments Upon a Change in Control
The following table shows the amount each of our named executive officers would receive upon a change in control, assuming such change in control occurred on December 31, 2016. The amounts below reflect potential payments pursuant to stock options and Performance Shares granted under our Amended and Restated 1999 Stock Option and Incentive Plan (the “1999 Plan”), our 2009 Stock Option and Incentive Plan (the “2009 Plan”) and our 2011 Plan upon a change in control of the Company in which our outstanding options are not assumed or substituted. In addition, in the event of a change in control of the Company that occurs during a Performance Share performance period, the performance period will be shortened to the last business day of the last completed fiscal quarter preceding the date of the change in control and each named executive officer employed by the Company immediately prior to such change in control is entitled to a payment based on the shortened performance period.

Name	Value of Accelerated Options if Not Assumed or Substituted ($)(1)	Value of Accelerated Stock Awards if Not Assumed or Substituted ($)(2)
Jonathan Corr	$1,085,875	$11,497,129
Edgar Luce	630,153	4,449,516
Sigmund Anderman	4,544,241	14,135,225
Melanie Simpson	—	1,029,431
Joseph Tyrrell	582,154	3,099,927
____________________

(1)
The amounts reported were calculated based on the aggregate amount by which the fair value of our common stock subject to unvested equity awards exceeded the aggregate exercise price of the awards as of December 31, 2016, using $83.68 per share, the closing market price of our common stock as of as of December 31, 2016.

(2)
Includes RSUs, Performance Shares and performance-based RSUs. For the 2016 Performance Shares, vesting is assumed to be accelerated based on the actual performance through the last business day immediately prior to a change in control of the Company, which would be December 31, 2016 assuming the change in control occurred on December 31, 2016. For purposes of the above table, the 2013 Performance Shares are calculated at the 110% achievement level, the 2014 Performance Shares are calculated at the 190% achievement level, the 2015 Performance Shares are calculated at 200% achievement level, the 2016 Performance Shares are calculated at the 200% achievement level, and the 2016 performance-based RSUs granted to Mr. Anderman are calculated at the 165% achievement level, in each such case reflecting the actual achievement level for the applicable year. The amounts calculated are based on the aggregate number of shares of our common stock that would vest multiplied by $83.68 per share, the closing market price of our common stock as of December 31, 2016.

Potential Payments Upon Termination Apart From a Change in Control
The following table sets forth the estimated payments and benefits that would have accrued to either Mr. Anderman or Mr. Corr pursuant to their employment agreements if their employment had been involuntarily terminated by us without cause or they had experienced a constructive termination on December 31, 2016, in the event such termination occurred prior to, or more than 24 months following, a change in control of the Company, pursuant to their employment agreements. Additional payments to Mr. Corr pursuant to his employment agreement for certain terminations of employment within 24 months after a change in control of the Company are addressed below under the section titled “Potential Payments upon Termination Following a Change in Control.” No other named executive officer was eligible for payments or benefits in the event of termination of employment during 2016. Under the Performance Share Program, in the case of a named executive officer’s termination of employment by the Company for other than cause, by reason of death or disability or by such named executive officer for good reason (each as defined in the Program) after the Performance Share Determination Date for a performance period but prior to settlement, the Performance Shares earned by the named executive officer which have not yet been settled will be issued to such named executive officer on the 30th day following the termination of employment. Since the Performance Share Determination Date of the Performance Shares had not yet occurred as of December 31, 2016, no amount would be payable.

Name of Executive Officer	Salary Continuation ($)	Value of Accelerated Equity Awards ($)(1)	Value of Continued Health Care Coverage Premiums ($)(2)	Total ($)
Sigmund Anderman	$ 1,968,000(3)	$18,679,466	$56,300	$20,703,766
Jonathan Corr	820,000	—	53,089	873,089
____________________

(1)
Includes stock options, RSUs, Performance Shares and performance-based RSUs. The amounts reported were calculated based on (i) with respect to the stock options, the aggregate amount by which the fair value of our common stock subject to the unvested stock options exceeded the aggregate exercise price of the stock options, and (ii) with respect to RSUs, Performance Shares and performance-based RSUs, the aggregate fair market value of our common stock subject to the unvested portion of such equity awards, in each case as of December 31, 2016, using $83.68 per share, the closing market price of our common stock on that date. For these purposes, the 2013 Performance Shares are calculated at the 110% achievement level, the 2014 Performance Shares are calculated at the 190% achievement level, the 2015 Performance Shares are calculated at 200% achievement level, the 2016 Performance Shares are calculated at the 200% achievement level, and the 2016 performance-based RSUs granted to Mr. Anderman are calculated at the 165% achievement level, in each such case reflecting the actual achievement level for the applicable year.

(2)
If Mr. Anderman or Mr. Corr elects to receive continued healthcare coverage pursuant to the provisions of COBRA, he will be eligible for reimbursement or direct payment of COBRA coverage premiums for him and any dependents for up to a maximum of 36 or 24 months, respectively.  If Mr. Anderman or Mr. Corr and/or his dependents become eligible for healthcare coverage under a subsequent employer’s plans, payment of health care coverage premiums will cease. The value of continued healthcare is based on benefit premiums for 2016.

(3)	Includes the value of target bonuses Mr. Anderman would otherwise be eligible for 36 months following termination.
In addition to the foregoing severance benefits, as discussed above, in March 2017, we entered into an executive transition agreement with Mr. Luce, pursuant to which all his equity awards that would otherwise vest during the term of his transition agreement, which ends on March 31, 2018, will immediately vest if Mr. Luce is terminated without cause by the Company prior to March 31, 2018.
Potential Payments Upon Termination Following a Change in Control
The following table sets forth the estimated payments and benefits that would have accrued to Mr. Anderman and Mr. Corr pursuant to their employment agreements and our other named executive officers pursuant to change in control severance agreements, each as described above under “Employment Agreement and Offer Letters,” if their employment had been terminated by us other than for cause or as a result of a constructive termination of employment within 24 months following a change in control of the Company consummating on December 31, 2016 for Mr. Corr and within 60 days prior to or 12 months following a change in control consummating on December 31, 2016 for the other named executive officers.

Name of Executive Officer	Salary Continuation ($)	Value of Accelerated Equity Awards ($)(1)	Value of Continued Health Care Coverage Premiums ($)	Total ($)
Jonathan Corr	$820,000	$4,744,615	$ 53,089(2)	$5,617,704
Edgar Luce	315,000	1,993,134	18,767(3)	2,326,901
Sigmund Anderman	1,968,000(4)	15,541,467	56,300(2)	17,565,767
Melanie Simpson	300,000	1,029,431	26,544(3)	1,355,975
Joseph Tyrrell	320,000	1,879,110	26,544(3)	2,225,654
____________________

(1)
The amounts reported were calculated based on (i) with respect to the stock options, the aggregate amount by which the fair market value of our common stock subject to the unvested stock options exceeded the aggregate exercise price of the stock options, and (ii) with respect to RSUs and performance-based RSUs, the aggregate fair market value of our common stock subject to the unvested portion of such restrict stock unit awards, in each case as of December 31, 2016, using $83.68 per share, the closing market price of our common stock as of that date. The performance-based RSUs granted to Mr. Anderman are calculated at the 165% achievement level. This value does not include the Performance Shares which accelerate automatically upon a change in control of the Company, for the value of the Performance Shares, please see the table above under “Potential Payments Upon a Change in Control.”

(2)
If Mr. Anderman or Mr. Corr elect to receive continued healthcare coverage pursuant to the provisions of COBRA, he will be eligible for reimbursement or direct payment of COBRA coverage premiums for himself and any dependents for 36 and 24 months, respectively. If Mr. Anderman or Mr. Corr and/or his dependents become eligible for healthcare coverage under a subsequent employer’s plans, payment of health care coverage premiums will cease. The value of continued healthcare is based on benefit premiums for 2016.

(3)
If Messrs. Luce or Tyrrell or Ms. Simpson elect to receive COBRA pursuant to provisions of their change of control severance agreements, each will be eligible for reimbursement or direct payment of COBRA premiums for himself or herself and dependents, for up to a maximum of 12 months. The value of continued healthcare is based on benefit premiums for 2016.

(4)	Includes the value of target bonuses Mr. Anderman would otherwise be eligible for 36 months following termination.
Proprietary Information and Inventions Agreements
Each of our named executive officers has entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Ellie Mae under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Carl Buccellato, Chairman
Craig Davis
A. Barr Dolan

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Ellie Mae under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of the Board. The audit committee’s functions are more fully described in its charter, which is available on our website at http://www.elliemae.com/about/investor-relations/corporate-governance/. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management our audited consolidated financial statements as of and for the year ended December 31, 2016.
The audit committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed under Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding “Communications with Audit Committees.” In addition, the audit committee discussed with Grant Thornton LLP their independence, and received from Grant Thornton LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with Grant Thornton LLP, with and without management present, the scope and results of Grant Thornton LLP’s audit of such financial statements.
Based on these reviews and discussions, the audit committee has recommended to the Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The audit committee also has engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and is seeking ratification of such selection by the stockholders.

Audit Committee
Robert J. Levin, Chairman
Karen Blasing
Marina Levinson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We describe below transactions and series of similar transactions, during our last fiscal year or currently proposed, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.
We entered into change of control agreements with certain of our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of these agreements, see “Compensation Discussion and Analysis—Termination-Based Compensation.”
We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. Under the indemnification agreements, indemnification will only be provided in situations where the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal action or proceeding, to situations where they had no reasonable cause to believe the conduct was unlawful. In the case of an action or proceeding by or in the right of the Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification.
Other than as described above under this section “Certain Relationships and Related Transactions,” since the beginning of last year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s length dealings with unrelated third parties.
Policies and Procedures for Related Party Transactions
The Board has adopted a written policy to set forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. The audit committee is responsible for reviewing and either approving or rejecting such proposed transactions, agreements or relationships and, in doing so, will consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to, the risks, costs and benefits to us, the terms of the agreement, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. No director may participate in the approval of a related party transaction for which he or she is a related party. We adopted a written Code of Business Conduct and Ethics which requires that directors, officers and employees make appropriate disclosure of potential conflicts of interest situations to their supervisor or our general counsel, as appropriate.
A copy of the Code of Business Conduct and Ethics is available to security holders on the Company’s website at http://www.elliemae.com/about/investor-relations/corporate-governance/.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the 2017 Annual Meeting. If any other matters are properly brought before the 2017 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
ANNUAL REPORTS
The 2016 Annual Report to Stockholders, including our 2016 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2016 Annual Report to Stockholders at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2016 Annual Report to Stockholders may also be directed to the Secretary, at Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Ellie Mae stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Secretary, Ellie Mae, Inc., 4420 Rosewood Drive, Suite 500, Pleasanton, California 94588.

By Order of the Board of Directors

Brian Brown
Executive Vice President, General Counsel and Secretary
April 6, 2017

Appendix A – Reconciliation of GAAP and Non-GAAP Financial Measures
Use of Non-GAAP Financial Measures
To supplement financial information presented on a GAAP basis, Ellie Mae provides information presented on a non-GAAP basis. Non-GAAP measures are not computed in accordance with, or as an alternative to, financial information presented on Ellie Mae’s comparative operating performance. Adjusted net income consists of net income plus stock-based compensation expense, amortization of intangible assets, and impairment loss on intangible assets. EBITDA consists of net income plus depreciation, amortization of intangible assets, impairment loss on intangible assets, and income tax provision, less other income, net. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Free cash flow consists of net cash provided by operating activities less acquisition of property and equipment and internal-use software, net. Ellie Mae uses adjusted net income and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, the amortization of intangibles related to acquisitions, loss on impairment of intangible assets, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income and adjusted EBITDA because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with GAAP. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income, EBITDA, adjusted EBITDA, and free cash flow differently than the Company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income, EBITDA, adjusted EBITDA, and operating cash flow to free cash flow are included in the table below.
Note Regarding Adjusted Net Income
Recent Compliance and Disclosure Interpretations published by the SEC in May of 2016 (the “May C&DI”) related to the use of non-GAAP financial measures would require the Company to include an additional adjustment to adjusted net income to reflect the income tax effects of the adjustments to GAAP net income (the “tax adjustment”). In reporting adjusted net income results for the fourth quarter and full year 2016, the Company has elected to present adjusted net income consistent with its historical practice, excluding the tax adjustment discussed in the May C&DI. The Company believes that maintaining consistency with its historical practice and previously reported 2016 financial outlook better allows the Company’s investors to evaluate financial performance. Beginning in 2017, the Company has and will continue to include the tax adjustments in the adjusted net income presentation.

A-1

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Year Ended December 31,
	2016	2015
Net income	$37,776	$22,258
Depreciation and amortization	20,460	10,842
Amortization of intangible assets	5,521	5,180
Other income, net	(989)	(619)
Impairment loss on intangible assets	—	562
Income tax provision	18,830	12,219
EBITDA	81,598	50,442

Stock-based compensation expense	31,471	24,241
Adjusted EBITDA	$113,069	$74,683

Net income	$37,776	$22,258
Stock-based compensation expense	31,471	24,241
Impairment loss on intangible assets	—	562
Amortization of intangible assets	5,521	5,180
Adjusted net income before tax adjustments	74,768	52,241
Income tax effects of adjustments	(14,195)	(11,071)
Adjusted net income with tax adjustments	$60,573	$41,170

Shares used to compute adjusted net income per share
Basic	31,179,857	29,179,352
Diluted	32,799,785	30,842,584

Adjusted net income per share before tax adjustments
Basic	$2.40	$1.79
Diluted	$2.28	$1.69

Adjusted net income per share with tax adjustments
Basic	$1.94	$1.41
Diluted	$1.85	$1.33

Net cash provided by operating activities	$102,653	$87,230
Acquisition of property and equipment and internal-use software, net	(60,288)	(52,318)
Free cash flow	$42,365	$34,912

A-2

ELLIE MAE, INC.
4420 ROSEWOOD DRIVE
PLEASANTON, CA 94588

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. The Internet voting procedures comply with Delaware law.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24574-P89270 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELLIE MAE, INC.

	For All	Withhold All	For All Except
1. To elect four Class III directors to hold office until the 2020 annual meeting of stockholders or until their successors are elected;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Karen Blasing
02) Jonathan Corr
03) Robert J. Levin
04) Jeb S. Spencer

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
4. To consider a stockholder proposal if properly presented at the meeting, related to the declassification of the Board of Directors.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote **AGAINST** the stockholder proposal regarding declassifying the Board as described in Proposal No. 4 of the Proxy Statement, if properly presented at the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V1.1

I-580
Rosewood Drive
4420 Rosewood Drive
Santa Rita Rd.
N
W
E
S

- Take Interstate 580 (West from Castro Valley, East from Livermore).
- Exit at Santa Rita/Tassaraja.
- Turn to Santa Rita (Pleasanton).
- Proceed to 4420 Rosewood Drive and follow the signage for the meeting.

E24575-P89270

ELLIE MAE, INC.
4420 Rosewood Drive
Pleasanton, CA 94588
Annual Meeting of Stockholders
May 17, 2017 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Jonathan Corr and Mathew LaVay, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of ELLIE MAE, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2017, at 10:00 AM local time, at 4420 Rosewood Drive, Pleasanton, CA 94588, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in its/their discretion upon such other matters as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement, and FOR the approval, on an advisory basis, of the compensation of our named executive officers as described in Proposal No. 3 of the Proxy Statement.

Our Board of Directors recommends that you vote AGAINST the stockholder proposal regarding declassifying the Board as described in Proposal No. 4 of the Proxy Statement, if properly presented at the meeting.

Continued and to be signed on reverse side

V.1.1